                                                                   EXHIBIT 10.71

                                                                  EXECUTION COPY

           Confidential Treatment Requested by Pac-West Telecomm, Inc.

                          TRANSITION SERVICES AGREEMENT

                                 BY AND BETWEEN

                             U.S. TELEPACIFIC CORP.,
                            A CALIFORNIA CORPORATION

                                       AND

                            PAC-WEST TELECOMM, INC.,
                            A CALIFORNIA CORPORATION

                                DECEMBER 17, 2004

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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           Confidential Treatment Requested by Pac-West Telecomm, Inc.

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I  DEFINITIONS...........................................................................................      1

ARTICLE II  SCOPE OF SERVICES....................................................................................      5
   Section 2.1          Network Management Services..............................................................      5
   Section 2.2          Customer Support Services................................................................      5
   Section 2.3          Information Technology and Billing.......................................................      5
   Section 2.4          Network Related Services.................................................................      5
   Section 2.5          Real Estate Services.....................................................................      5
   Section 2.6          Migration Services.......................................................................      5
   Section 2.7          Pre-Closing Services.....................................................................      6
   Section 2.8          Additional Services......................................................................      6
   Section 2.9          Forecast Report..........................................................................      6
   Section 2.10         MSA/MVP Agreements.......................................................................      7
   Section 2.11         Level of Service.........................................................................      7
   Section 2.12         Level of Use.............................................................................      8

ARTICLE III   FINANCIAL OBLIGATIONS & TRANSITION PERIOD..........................................................      8
   Section 3.1          Pricing and Invoicing....................................................................      8
   Section 3.2          Taxes....................................................................................     11
   Section 3.3          Term of Services.........................................................................     11

ARTICLE IV  PERSONNEL............................................................................................     12
   Section 4.1          Right to Designate and Change Personnel..................................................     12
   Section 4.2          The Seller Manager.......................................................................     12
   Section 4.3          The Buyer Manager........................................................................     13

ARTICLE V  PROPRIETARY RIGHTS; SOFTWARE..........................................................................     13
   Section 5.1          Third-Party Software.....................................................................     13
   Section 5.2          Seller Software..........................................................................     13
   Section 5.3          Use of Trademarks........................................................................     13

ARTICLE VI  SECURITY AND CAPACITY................................................................................     14
   Section 6.1          IT Services; Security....................................................................     14
   Section 6.2          Employee Access..........................................................................     14
   Section 6.3          Increased Capacity.......................................................................     14

ARTICLE VII  WARRANTY............................................................................................     15
   Section 7.1          Warranty.................................................................................     15
   Section 7.2          Limitation of Liability and Indemnification..............................................     15

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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
   Section 7.3          Proprietary Information..................................................................     16
   Section 7.4          Survival.................................................................................     17

ARTICLE VIII  REMEDIES; DISPUTE RESOLUTION.......................................................................     17
   Section 8.1          Specific Performance.....................................................................     17
   Section 8.2          Dispute Resolution.......................................................................     18

ARTICLE IX  MISCELLANEOUS........................................................................................     18
   Section 9.1          Amendment and Modification...............................................................     18
   Section 9.2          Waiver of Compliance; Consents...........................................................     18
   Section 9.3          Exhibits and Recitals....................................................................     18
   Section 9.4          Notices..................................................................................     19
   Section 9.5          Assignment or Subcontracting.............................................................     20
   Section 9.6          Third Party Beneficiaries................................................................     21
   Section 9.7          Severability.............................................................................     21
   Section 9.8          Governing Law............................................................................     21
   Section 9.9          Counterparts.............................................................................     21
   Section 9.10         Entire Agreement.........................................................................     22
   Section 9.11         Headings.................................................................................     22
   Section 9.12         No Partnership or Joint Venture Created..................................................     22
   Section 9.13         Force Majeure............................................................................     22
   Section 9.14         Interpretation; No Strict Construction...................................................     22
   Section 9.15         No Conflict..............................................................................     22
   Section 9.16         Expenses.................................................................................     23
   Section 9.17         Compliance with Laws.....................................................................     23
   Section 9.18         Publicity................................................................................     23

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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                                    EXHIBITS

EXHIBIT 2.1      NETWORK MANAGEMENT SERVICES
EXHIBIT 2.2      CUSTOMER SERVICES
EXHIBIT 2.3      IT AND BILLING SERVICES
EXHIBIT 2.4      NETWORK RELATED SERVICES
EXHIBIT 2.5      REAL ESTATE SERVICES
EXHIBIT 2.6      MIGRATION SERVICES
EXHIBIT 2.7      PRE-CLOSING SERVICES
EXHIBIT 3.1(a)   NETWORK MANAGEMENT SERVICES PRICING
EXHIBIT 3.1(b)   CUSTOMER SERVICES AND MIGRATION SERVICES PRICING
EXHIBIT 3.1(c)   IT AND BILLING SERVICES PRICING
EXHIBIT 3.1(d)   NETWORK RELATED SERVICES PRICING
EXHIBIT 3.1(e)   REAL ESTATE SERVICES PRICING
EXHIBIT 3.1(f)   PRE-CLOSING SERVICES PRICING
EXHIBIT 3.1(g)   REPORTS SCHEDULE PRICING
EXHIBIT 3.1(h)   SERVICE LEVEL AGREEMENT
EXHIBIT 9.5(c)   BUYER DIRECT COMPETITORS

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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                          TRANSITION SERVICES AGREEMENT

      This Transition Services Agreement (this "Agreement") is made and entered into as of this 17th day of December, 2004 ("Effective Date"), by and between U.S. TelePacific Corp., a California corporation ("Buyer"), and Pac-West Telecomm, Inc., a California corporation ("Seller").

      WHEREAS, Seller is a facilities-based communications provider offering telecommunication services, including an integrated bundle of broadband data and voice communication services, on a direct or retail basis to small- and medium-sized business customers located in California and Nevada, excluding businesses and services that Seller provides to residential customers, resellers and VOIP Customers (collectively, the "SME Business").

      WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), by and between Seller and Buyer, Seller has agreed to sell to Buyer the Acquired Assets, and Buyer has agreed to purchase the Acquired Assets and to assume the Assumed Liabilities;

      WHEREAS, concurrently herewith Buyer and Seller have entered into the Purchase Agreement;

      WHEREAS, in accordance with the terms of this Agreement, Buyer and Seller have agreed that Seller or its Affiliates will provide to Buyer (a) certain pre-closing services prior to the Closing Date in preparation for the Transition Period, (b) certain support services necessary for Buyer to provide the Services to SME Customers during the Transition Period and (c) certain consulting services necessary for Buyer develop its ability to provide the Services to SME Customers following the Transition Period;

      NOW, THEREFORE, in consideration of the foregoing and mutual agreements contained herein, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Any term capitalized herein which is not otherwise defined shall have the meaning assigned to it in the Purchase Agreement. In addition, the following terms shall have the meaning provided:

      "Additional Services" has the meaning set forth in Section 2.8.

      "Agreement" has the meaning set forth in the preamble, including all attached exhibits.

      "Buyer" has the meaning set forth in the preamble.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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           Confidential Treatment Requested by Pac-West Telecomm, Inc.

      "Buyer Invoice Date" has the meaning set forth in Section 3.1(g).

      "Buyer Manager" has the meaning set forth in Section 4.3.

      "Contract" has the meaning set forth in Section 2.11.

      "Customer Support Floor" has the meaning set forth in Section 3.1(f).

      "Customer Support Services" has the meaning set forth in Section 2.2.

      "Direct Competitor" means (a) Competitive Local Exchange Carrier (CLEC) with a Certificate of Public Convenience and Necessity that permits it to provide telecommunications services substantially similar to the Services in the Markets; (b) an Incumbent Local Exchange Carrier (ILEC) that provides telecommunications services substantially similar to the Services in the Markets; (c) any of the entities identified in the attached Exhibit 9.5(c); or
(d) any Affiliate of any entity included within clauses (a), (b) and (c) above.

      "Disputed Amounts" has the meaning set forth in Section 3.1(i).

      "Effective Date" has the meaning set forth in the preamble.

      "Extension Period" has the meaning set forth in Section 3.3(b).

      "Forecast Report" has the meaning set forth in Section 2.9.

      "Industry Expert" has the meaning set forth in Section 3.1(j).

      "In-Flight Orders" shall mean orders for telecommunications services placed by SME Customers before the Closing Date where Seller has not fully provisioned all the services ordered prior to the Closing Date.

      "Invoiced Amount" has the meaning set forth in Section 3.1(g).

      "Invoice Date" has the meaning set forth in Section 3.1(g).

      "Invoice Resolution Period" has the meaning set forth in Section 3.1(i).

      "IT and Billing Floor" has the meaning set forth in Section 3.1(f).

      "IT and Billing Services" has the meaning set forth in Section 2.3.

      "Markets" means the geographic markets within California and Nevada in which Seller provided Services immediately prior to the date of this Agreement.

      "Migration Services" has the meaning set forth in Section 2.6.

      "Minimum Floor" has the meaning set forth in Section 3.1(f).

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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           Confidential Treatment Requested by Pac-West Telecomm, Inc.

      "Monthly Fee Floor" has the meaning set forth in Section 3.1(f).

      "MSA Agreements" has the meaning set forth in Section 2.10(a).

      "MVP Agreement" has the meaning set forth in Section 2.10(b).

      "Network Management Floor" has the meaning set forth in Section 3.1(f).

      "Network Management Services" has the meaning set forth in Section 2.1.

      "Network Related Floor" has the meaning set forth in Section 3.1(f).

      "Network Related Services" has the meaning set forth in Section 2.4.

      "Network Related Services Cap" has the meaning set forth in Section
3.1(d).

      "New Customer Services" means Services provided to, or in support of, any person or entity that becomes a SME Customer during the Transition Period.

      "New Services" means voice or data products or related services provided by Seller during the Transition Period that were not provided by Seller to, or in support of, any SME Customers prior to the Effective Date.

      "NOC" has the meaning set forth in Section 2.1.

      "Notice of Breach" has the meaning set forth in Section 3.3(d).

      "Pre-Closing Period" has the meaning set forth in Section 3.3(c).

      "Pre-Closing Services" has the meaning set forth in Section 2.7.

      "Post-Closing Orders" means orders for telecommunications services placed by SME Customers after the Closing Date where such orders have been placed to Seller and responsibility for receipt and provisioning of new orders has not yet transitioned to Buyer.

      "Purchase Agreement" has the meaning set forth in the recitals.

      "Real Estate Services" has the meaning set forth in Section 2.5.

      "Resource Modeling Tool" means a tool developed by the parties used to estimate resources required by Seller to support the Transition Services in Network Management Services, Customer Support Services and Migration Services.

      "Seller" has the meaning set forth in the preamble.

      "Seller Cap" means the maximum aggregate liability of Seller for claims
(a) arising out of or relating to this Agreement or any of the Pre-Closing Services or Transition Services and (b)

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           Confidential Treatment Requested by Pac-West Telecomm, Inc.

brought within the time period specified below, such maximum liability of Seller as set forth opposite such time period below:

  Calendar Days        Maximum Aggregate
Following Closing     Liability of Seller
------------------    -------------------
   0 through 180        $ 15,500,000
 181 through 270        $  7,750,000
 271 through 360        $  3,875,000
361 and thereafter      $  1,000,000

      "Seller Manager" has the meaning set forth in Section 4.2.

      "Service Availability" means, with respect to outage events adversely affecting Network Related Services involving ten (10) or more DS-1s and/or any DS-3s, in each case, servicing SME Customers, the total number minutes of outage event time in any calendar month, divided by the total number of minutes in such calendar month.

      "Service Availability Floor" has the meaning set forth in Section 7.2(e).

      "Service Charge" has the meaning set forth in Section 3.1(c).

      "Service Level Agreement" has the meaning set forth in Section 3.1(a).

      "Services" means those data and voice communications services provided by Seller to SME Customers in the Markets immediately prior to the Effective Date of this Agreement.

      "SME Business" has the meaning set forth in the recitals.

      "SME Customers" mean bona fide customers of the SME Business located in the Markets.

      "Specified Network Related Services" means the services supporting the provision of DS-1, DS-3 and other transport and loop circuits, which (a) include those services specified in the attached Exhibit 2.4 other than (i) Allocated Direct Internet Access ("DIA"), Local number Portability ("LNP") dips and other related costs, CNAM/LIDB, SMS access, 911 and (ii) such other services as Buyer and Seller may agree to prior to Closing (Buyer's agreement not to be unreasonably withheld), and (b) exclude (i) any New Services and (ii) any New Customer Services.

      "Sub-Leases" has the meaning set forth in Section 2.5.

      "Trademarks" has the meaning set forth in Section 5.3.

      "Transition Period" has the meaning set forth in Section 3.3(a).

      "Transition Plan" has the meaning set forth in Section 2.7(a).

   Confidential Information Redacted and Filed Separately with the Commission.
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           Confidential Treatment Requested by Pac-West Telecomm, Inc.

      "Transition Services" means the Additional Services, Customer Support Services, IT and Billing Services, Migration Services, Network Management Services, Network Related Services and Real Estate Services.

                                   ARTICLE II
                                SCOPE OF SERVICES

      Section 2.1 Network Management Services. During the Transition Period, Seller shall provide, or cause to be provided, those network management services, including engineering and operations services, necessary to provide Services to SME Customers, and operate the Network Operations Center ("NOC"), in each case, as, and in the manner, more particularly described in the attached
Exhibit 2.1 (the "Network Management Services"), subject to any service levels, termination of service or rights, conditions or policies applicable to Buyer and Seller as set forth in this Agreement.

      Section 2.2 Customer Support Services. During the Transition Period, Seller shall provide, or cause to be provided, those customer support services necessary to provide Services to SME Customers, as, and in the manner, more particularly described in Exhibit 2.2 (the "Customer Support Services"), subject to any service levels, termination of service or rights, conditions or policies applicable to Buyer and Seller as set forth in this Agreement.

      Section 2.3 Information Technology and Billing. During the Transition Period, Seller shall provide, or cause to be provided information technology and billing services necessary to provide Services to SME Customers, in each case, as, and in the manner, more particularly described in the attached Exhibit 2.3 (the "IT and Billing Services"), subject to any service levels, termination of service or rights, conditions or policies applicable to Buyer and Seller as set forth in this Agreement.

      Section 2.4 Network Related Services. During the Transition Period, Seller shall provide, or cause to be provided, network facilities necessary to provide Services to SME Customers, as, and in the manner, more particularly described in the attached Exhibit 2.4 (the "Network Related Services"), subject to any service levels, termination of service or rights, conditions or policies applicable to Buyer and Seller as set forth in this Agreement.

      Section 2.5 Real Estate Services. During the Transition Period, Seller shall provide, or cause to be provided, real estate facilities necessary to provide Services to SME Customers, consistent with the terms of any real estate sub-leases (the "Sub-Leases") entered into by Buyer and Seller in connection therewith, as, and in the manner, more particularly described in the attached
Exhibit 2.5 (the "Real Estate Services"), subject to any service levels, termination of service or rights, conditions or policies applicable to Buyer and Seller as set forth in this Agreement or any applicable Sub-Lease. Buyer will adhere to any conditions or policies applicable to the Real Estate Services as set forth in this Agreement and the Sub-Leases.

      Section 2.6 Migration Services. During the Transition Period, Seller shall provide, or cause to be provided, services necessary for the migration of SME Customers to network facilities owned or provisioned by Buyer, as, and in the manner, more particularly described in

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           Confidential Treatment Requested by Pac-West Telecomm, Inc.

the attached Exhibit 2.6 (the "Migration Services"), subject to any service levels, termination or conditions of service or rights, conditions or policies applicable to Buyer and Seller as set forth in this Agreement.

      Section 2.7 Pre-Closing Services. Between the Effective Date and the Closing Date, Seller shall provide, or cause to be provided, certain pre-closing services necessary to prepare for the Transition Period as, and in the manner, more particularly described in the attached Exhibit 2.7 (the "Pre-Closing Services"), subject to any service levels, termination of service or rights, conditions or policies applicable to Buyer and Seller as set forth in this Agreement.

      (a) In addition to those Pre-Closing Services described in the attached
Exhibit 2.7, as a Pre-Closing Service, Seller will cooperate with Buyer in Buyer's development and implementation of a transition plan (the "Transition Plan"), which shall include a detailed plan for the migration of circuits from Seller's network facilities to the network facilities owned or provisioned by Buyer that reduces to the extent reasonable to do so termination liability associated with the termination of agreements and vendors with respect to such circuits.

            (i) The Transition Plan shall have as its general principles: (A) retention of SME Customers during the Transition Period and minimization of customer "churn" or turnover; (B) maintaining continuity, quality of service and customer satisfaction in connection with the migration; (C) effecting a rapid yet prudent migration; (D) developing a realistic transition schedule for the migration of SME Customers to Buyer's network that recognizes potential efficiencies to be realized on Buyer's network facilities after migration is complete, and to the extent reasonable to do so, termination costs associated with the existing Seller's circuits that would be disconnected as a result of the migration; and (E) producing a network and service configuration after migration that is as efficient as possible in enabling Buyer to utilize its network structure and design provide cost-effective Services to SME Customers.

            (ii) Notwithstanding anything else to the contrary in this Agreement, the Transition Plan shall provide, and the parties agree, that seventeen (17) of the top twenty (20) of Seller's DS-3s as set forth on a schedule to be prepared in good faith by Seller and delivered to Buyer thirty (30) calendar days from the Effective Date (as measured by the amount of termination liability associated with such circuit), as designated by Buyer, shall not be migrated to Buyer's network facilities prior to the end of the second full calendar month following the Closing Date to permit negotiation of reduced termination liability.

      Section 2.8 Additional Services. Beginning on the Effective Date and continuing through the end of the Transition Period, Seller shall provide, or cause to be provided, any additional transition services as Seller and Buyer mutually may agree are necessary to provide services to SME Customers ("Additional Services"), such Additional Services to be provided on a time and materials basis.

      Section 2.9 Forecast Report. Beginning on the Effective Date and continuing through the end of the Transition Period, Buyer will provide Seller on the 5th business day of each

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           Confidential Treatment Requested by Pac-West Telecomm, Inc.

calendar month a rolling three (3) month forecast report ("Forecast Report"), including a good faith estimate of the quantity of each Transition Service it anticipates requiring from Seller, which Forecast Report is purely for planning purposes. The Forecast Report will include each cost category in Exhibits 3.1(a) through (f) and will contain sufficient detail to enable Seller to perform resource planning. It is expressly understood between the parties that the Forecast Reports are prepared for purposes of planning only and are not a binding contractual commitment to acquire any Transition Services. The parties agree that the Resource Modeling Tool will be used to help determine the amount of resources required to support forecasted demand on a mutually agreed basis.

      Section 2.10 MSA/MVP Agreements.

      (a) Buyer shall cooperate with Seller in connection with Seller's efforts to minimize any obligation, including early termination charges, termination liability adjustments, and obligations with respect to minimum revenue commitments, as may arise under any master service agreements between Seller and any carriers ("MSA Agreements") when Seller cancels or discontinues services supporting SME Customers under such MSA Agreements during the Transition Period. In connection therewith, Buyer shall, to the extent permitted to do so, participate in any discussions or negotiations with carriers regarding Seller's obligations under MSA Agreements. Buyer may enter into arrangements with carriers and Seller in which will reduce Seller's obligations under MSA Agreements where Buyer (in its sole discretion) concludes that it will do so, taking into account such considerations as costs and performance risks, objectives of quality and continuity of service and Buyer's requirement that it control the operational aspects, including scheduling and cut-over, of any transition of such services.

      (b) Buyer agrees, during the Transition Period, to cooperate with Seller in order to minimize Seller's minimum revenue commitments under Seller's MSA Agreement with SBC (the "MVP Agreement"). In connection therewith, Buyer shall, to the extent permitted to do so, participate in any discussions or negotiations with SBC regarding Seller's obligations under the MVP Agreement, where such discussions concern (i) Buyer's present or future requirements for circuits or services in territories serviced by SBC, and (ii) whether such requirements, if satisfied by SBC, would be deemed by SBC to abate or reduce Seller's obligations under the MVP Agreement. Buyer may enter into arrangements with SBC and Seller, if acceptable to SBC, which will reduce Seller's obligations under the MVP Agreement where Buyer (in its sole discretion) concludes that it will do so, taking into account such considerations as costs and performance risks, objectives of quality and continuity of service and Buyer's requirement that it control the operational aspects, including scheduling and cut-over, of any transition of such services. Buyer shall have no obligation to acquire any services from SBC, accept any assignment of services presently acquired by Seller from SBC, or assume any liability arising from Seller's MVP Agreement, except as may be agreed in writing among SBC, Seller and Buyer.

      Section 2.11 Level of Service. Seller will use commercially reasonable efforts to provide or cause to be provided the Transition Services, in the manner and at a relative level of service substantially similar to that provided by Seller to SME Customers immediately prior to the Closing Date, subject to the other provisions of this Agreement. Subject to Section 9.5(a),

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Seller shall have the right to subcontract to third parties any of its obligations to provide Transition Services, provided that such right in no way relieves or diminishes Seller's obligation under this Agreement. In making the Transition Services available to Buyer, Seller shall not be obligated to take any particular or specific action (including favoring Buyer or SME Customers over Seller's business, operations or customers), except as required specifically to perform its obligation to provide the Transition Services required by this Agreement.

      Section 2.12 Level of Use. Buyer agrees that Seller shall not be obligated to provide any Transition Services hereunder that exceed the aggregate level of the applicable Service provided by Seller to SME Customers during the three (3) months immediately prior to the Closing Date, excepting (i) Additional Services,
(ii) Migration Services, and (iii) such Services as are required to respond to increases in demand or utilization by SME Customers (who were SME Customers at the time of Closing or become SME Customers during the first three (3) months after Closing) during the Transition Period. Without limiting the foregoing, absent prior written agreement of Seller, no New Services are to be provided to such SME Customers during the Transition Period that require utilization of Seller's facilities or services.

      Section 2.13 Process Ownership. Beginning on the Closing Date, Buyer shall be responsible for the cash processing, sales, sales commission, sales engineering, sale coordination, service delivery project management, customer relationship management, call center, customer premise equipment programming (also known as "TAC"), warehouse and related equipment purchases and staging, field operations, dispatch and related functions previously performed by Seller.

                                   ARTICLE III
                    FINANCIAL OBLIGATIONS & TRANSITION PERIOD

      Section 3.1 Pricing and Invoicing.

      (a) Except as otherwise provided in this Section 3.1, as consideration for the Transition Services, Buyer will pay to Seller the amounts specified for each Transition Service in Exhibits 3.1(a) through (g) in accordance with this
Section 3.1, subject to downward only adjustment in accordance with the Service Level Agreement set forth in Exhibit 3.1(h) (the "Service Level Agreement").

      (b) Buyer's obligation to pay Seller for Network Related Services shall not become due and payable until amounts due Seller resulting from Seller's provision of Network Related Services equal or exceed an aggregate of Two Million Dollars ($2,000,000), and then Buyer shall only pay Seller for any amounts due and payable by Buyer in respect of Network Related Services in excess of Two Million Dollars ($2,000,000).

      (c) As consideration for the Pre-Closing Services, Buyer will pay to Seller the amounts specified for each Pre-Closing Service in Exhibit 2.7. If the transactions contemplated by the Purchase Agreement close, Seller shall include any amounts owed in respect of Pre-Closing Services in any invoice delivered to Buyer following the Closing Date in respect of Invoiced Amounts. If the transactions contemplated by the Purchase Agreement do not close,

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and the Purchase Agreement is terminated in accordance with its terms other than because of Seller's breach thereof, Seller shall send to Buyer within thirty
(30) days of the date of termination of the Purchase Agreement an invoice that includes any amounts owed in respect of Pre-Closing Services. Payment of such amounts is due from Buyer within fifteen (15) business days of delivery to Buyer of such invoice. Amounts not paid when due shall incur a service charge of the lesser of 12% per annum and the maximum rate permitted under applicable usury laws (the "Service Charge"), accruing from the date of delivery to Buyer of such invoice until the date when such invoice is paid in full. Seller will provide documentation supporting any amounts invoiced pursuant to this Section 3.1(c) as Buyer may reasonably request. Buyer may dispute any amounts invoiced pursuant to the mechanism set forth in Section 3.1(i) and (j).

      (d) Notwithstanding the foregoing, Buyer's obligations to pay Seller for circuit and usage costs associated with Specified Network Related Services during the Transition Period shall not exceed an aggregate of Ten Million Five Hundred Thousand Dollars ($10,500,000) (the "Network Related Services Cap"). For purposes of determining the Network Related Services Cap pursuant to the preceding sentence, Buyer's obligations to pay Seller shall be deemed to include any amounts credited to Buyer for Specified Network Related Services (as part of Network Related Services) pursuant to Section 3.1(b).

      (e) In the event Seller continues to provide Transition Services during the Extension Period, Buyer shall pay to Seller the amounts specified for each Transition Service in Exhibits 3.1(a) through (g) without any regard to the Network Related Services Cap.

      (f) Notwithstanding anything to the contrary in Section 3.1(a), the aggregate minimum amount of fees payable in any calendar month during the Transition Period (the "Minimum Floor") shall be as follows:

            (i) for Network Management Services (Section 2.1), the Minimum Floor shall be [**] (the "Network Management Floor");

            (ii) for Customer Support Services (Section 2.2), the Minimum Floor shall be [**] (the "Customer Support Floor");

            (iii) for IT and Billing Services (Section 2.3), the Minimum Floor shall be [**] (the "IT and Billing Floor"); and

            (iv) for Network Related Services (Section 2.4), the Minimum Floor shall be [**] (the "Network Related Floor").

The Network Management Floor, the Customer Support Floor the IT and Billing Floor and the Network Related Floor comprise the "Monthly Fee Floor."

      (g) Seller will invoice Buyer on or prior to the 10th business day of each month or as soon as reasonably practicable thereafter (the "Invoice Date") for
(i) an amount equal to the Monthly Fee Floor in respect of such calendar month,
(ii) an amount, if positive, equal to (A) amounts owed by Buyer as a result of Transition Services provided to Buyer pursuant to Section 3.1(a) in any period prior to such calendar month (including any amounts omitted by Seller from

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                       Omitted Portions Indicated by [**].

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prior invoices to Buyer under this Section 3.1) minus (B) an amount equal to the
Monthly Fee Floor in respect of the immediately prior calendar month and (iii) an amount equal to all amounts owed by Buyer as a result of Pre-Closing Services provided to Buyer pursuant to Section 3.1(a) (collectively, the "Invoiced Amount"); provided that if the Closing Date occurs on a date other than the first day of a calendar month, the Monthly Fee Floor for such calendar month shall be pro-rated for the number of days remaining in such calendar month following the Closing Date and shall be invoiced by Seller within three (3) business days of the Closing Date, or as soon as reasonably practicable thereafter. Payment of Invoiced Amounts is due from Buyer within fifteen (15) business days of Buyer's receipt of the related invoice (such date of receipt, the "Buyer Invoice Date"). Invoiced Amounts not paid when due shall incur the Service Charge, accruing from the Buyer Invoice Date until the date when paid in full. Seller will provide documentation supporting any Invoiced Amount pursuant to this Section 3.1 as Buyer may from time to time reasonably request, including third party billing information relating to the Transition Services provided under this Agreement.

      (h) The parties recognize that the Transition Services provided by Seller include certain services that Seller obtains from third parties including common carriers and that, in some cases, Seller does not receive timely billing from such third party vendors or service providers. In this regard, the parties agree that to the extent Seller does not receive within three (3) business days prior to the Invoice Date, an invoice for services provided, the customary billing date of which precedes the Invoice Date, and Seller can reasonably estimate the cost of such services, Seller may make a reasonable good faith estimate of the cost of such services based on historical billings of such vendor or service provider taking into account known or anticipated reductions in products and services provided by such vendor or service provider for such calendar month and include such amount in the Invoiced Amount for such calendar month. In such circumstances, to the extent the actual cost of the services are different than the estimated cost of the services for such calendar month, Seller will reconcile the difference between the actual cost and estimated cost and decrease or increase the Invoiced Amount for the immediately following calendar month by the appropriate amount. Seller shall upon request by Buyer provide to Buyer documentation reasonably necessary to support the estimate and account for the reconciliation.

      (i) Buyer shall have ten (10) business days from the Buyer Invoice Date to review the Invoiced Amounts. Unless Buyer delivers written notice to Seller on or prior to the tenth business day from the Buyer Invoice Date specifying in reasonably detail all disputed items in respect of the Invoiced Amounts and the basis therefor ("Disputed Amounts"), Buyer shall be deemed to have accepted and agreed to the Invoiced Amounts (other than any Disputed Amounts) as reflected on the related invoice and shall be obligated to pay all amounts other than Disputed Amounts in accordance with the terms of this Agreement. If Buyer so notifies Seller of the existence of Disputed Amounts, the Seller Manager and Buyer Manager shall, within thirty (30) calendar days following such notice (the "Invoice Resolution Period"), act in good faith to resolve themselves the differences between Buyer and Seller, and any resolution by them as to any Disputed Amounts shall be final, binding and conclusive. If applicable, Buyer shall pay any additional portion of such Disputed Amounts determined to be owed by Buyer to Seller, together with any applicable Service Charge, within five (5) business days of such determination.

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      (j) If the Seller Manager and Buyer Manager are unable to resolve all or any portion of the Disputed Amounts within the Invoice Resolution Period, then the remaining Disputed Amounts shall be submitted to an independent industry expert (the "Industry Expert"), as may be mutually acceptable to Buyer and Seller, for resolution. The Industry Expert shall act as an arbitrator to determine, based solely on presentations by Buyer and Seller and not by independent review, only the remaining Disputed Amounts. Each party will furnish to the Industry Expert such work papers and other documents and information relating to the disputed issues as the Independent Expert may request and are available to that party, and will be afforded the opportunity to present to the Industry Expert any material relating to the remaining Disputed Amounts and to discuss the issues with the Industry Expert. The Industry Expert's determination shall be made within thirty (30) calendar days of its selection, shall be set forth in a written statement delivered to Buyer and Seller by the Industry Expert and shall be final, binding and conclusive on the parties. If applicable, Buyer shall pay any additional portion of such Disputed Amounts determined to be owed by Buyer to Seller within five (5) business days of such determination. All fees and expenses relating to the work, if any, to be performed by the Industry Expert shall be borne equally by Buyer and Seller.

      Section 3.2 Taxes. To the extent applicable federal or state law or regulation imposes taxes, charges or fees (including USF) on Seller in connection with providing any Pre-Closing Services or Transition Services hereunder, Seller shall pay such charges to the appropriate authorities as required under applicable law or regulation, and, upon receipt of reasonable documentation in support thereof, Buyer shall reimburse Seller for such taxes, charges or fees as soon as reasonably practicable thereafter. Subject to the foregoing, all such sales, use and other similar taxes, and other similar assessments and fees, including municipal utility taxes and fees, universal service taxes and fees, public utility commission support taxes and fees, assessed by local, state or federal authorities that results from Seller providing Pre-Closing Services or Transition Services hereunder shall be the responsibility of Buyer. For purposes of clarity, such taxes, assessments and fees referred to in this Section 3.2 shall not include any income Taxes.

      Section 3.3 Term of Services.

      (a) Transition Period. Transition Services under this Agreement shall commence on the Closing Date and continue for a period ending on the date which is the twelve (12) month anniversary of the Closing Date (the "Transition Period"), unless (i) sooner terminated pursuant to the terms hereof or (ii) extended pursuant to Section 3.3(b).

      (b) Extension Period. Notwithstanding the foregoing, upon the prior written request of Buyer provided to Seller no less than sixty (60) calendar days prior to the end of the Transition Period then in effect, the Transition Period shall be extended for an additional three (3) months (each, an "Extension Period"); provided that under no circumstances shall the Transition Period extend beyond eighteen (18) months following the Closing Date.

      (c) Pre-Closing Period. Pre-Closing Services under this Agreement shall commence on the Effective Date and continue (unless sooner terminated pursuant to the terms hereof) for a period beginning on the Effective Date and ending on the Closing Date (the "Pre-Closing Period").

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      (d) Early Termination. In the event either party materially breaches this
Agreement, the non-breaching party shall give the breaching party prompt written notice thereof (a "Notice of Breach"), but in no event shall such notice be given later than ten (10) business days following the occurrence of such material breach. For purposes hereof, the failure by Buyer to pay to Seller (i) any Invoiced Amounts not properly disputed pursuant to Section 3.1(i) within fifty (50) calendar days of the applicable Buyer Invoice Date or (ii) any previously Disputed Amounts determined to be due and payable to Seller pursuant to Sections 3.1(i) and (j) within the timeframe provided for therein shall each be deemed to be a material breach of this Agreement; provided that in the case of clauses (i) and (ii) above, written notice of failure to pay has been provided and an opportunity of not less than ten (10) days to remedy the non-payment has been afforded, without payment having been received. With respect to claims of breach that do not involve nonpayment as contemplated in the immediately preceding sentence, upon receipt of a Notice of Breach, the breaching party will have a reasonable time to cure the breach. If after such time the breaching party has failed to cure the breach, the non-breaching party may terminate this Agreement or any Pre-Closing Services or Transition Services hereunder, and upon such termination, all unpaid fees and other charges for services actually provided or costs actually incurred under this Agreement in respect of the terminated Pre-Closing Services and the Transition Services prior to the date of termination shall become immediately due and payable.

      (e) Adjustment to Transition Services. Notwithstanding any other provision of this Agreement to the contrary, Buyer shall have the unilateral right to modify or adjust its business practices, policies, and procedures in the ordinary course of business. Where such action, as Buyer may take in its sole discretion, will result in a reduction or elimination of Buyer's requirement for any Transition Services, Buyer shall provide to Seller fifteen (15) calendar days prior written notice specifying the adjustment or reduction of services.

                                   ARTICLE IV
                                    PERSONNEL

      Section 4.1 Right to Designate and Change Personnel. Seller will have the right, in its sole discretion, to designate which personnel it will assign to perform the Transition Services. Seller also will have the right, in its discretion, to remove and replace any such personnel at any time or designate a third-party provider. In the event that personnel with the designated level of experience are not then employed by Seller, Seller may substitute such personnel or third party personnel having an adequate level of experience; provided that Seller will have no obligation to retain or hire any individual employee for the sole purpose of providing the applicable Transition Services. Seller is responsible for the scheduling, quality and timeliness of its employees, agents and third party vendors that it selects.

      Section 4.2 The Seller Manager. Seller designates Sean Dugan (the "Seller Manager") who will have overall responsibility for managing and coordinating the delivery of the Transition Services and will coordinate and consult with the Buyer Manager (as defined in Section 4.3 below). Seller may, at its sole discretion, designate other individuals to serve in the capacity of the Seller Manager by providing Buyer written notice of such designation.

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      Section 4.3 The Buyer Manager. Buyer designates Adrianne Davis (the "Buyer
Manager") who will have overall responsibility for managing and coordinating the receipt of the Pre-Closing Services and the Transition Services and will coordinate and consult with Seller Manager. Buyer may, at its sole discretion, designate other individuals to serve in the capacity of the Buyer Manager by providing Seller written notice of such designation.

                                    ARTICLE V
                          PROPRIETARY RIGHTS; SOFTWARE

      Section 5.1 Third-Party Software. In addition to the consideration set forth elsewhere herein, Buyer shall also pay any amounts that are required to be paid to any licensors of computer software that is used primarily in connection with, or necessary to the provision of, any Transition Services hereunder, and any amounts that are required to be paid to any licensors of computer software to obtain the consent of such licensors to provide any of the Transition Services hereunder. Buyer's obligation does not extend to any amounts due and payable or otherwise owed by Seller to any such vendor for the right or license to use such software prior to the Effective Date. Subject to the forgoing, Seller will use commercially reasonable efforts to assist Buyer in obtaining any consent that may be required from such licensors in order to provide any and all of the Transition Services hereunder; provided, however, that Seller shall not be required to pay any cash or other consideration, waive or amend any right, or incur or agree to incur any additional obligation in order to obtain any such consent, except where it has agreed with Buyer in order to fulfill the objectives of this Article V. In the event that any such consent is not obtained, Seller shall not be obligated to provide any of the Transition Services hereunder where the performance or provision of such services would violate the terms of a license or other agreement, but Seller will cooperate with Buyer with respect to such services that may not be performed without such consent, to seek alternative software or solutions to continue to provide such services or a substitute reasonably suitable to Buyer, through means that do not infringe existing licenses or prompt vendor objections.

      Section 5.2 Seller Software. Any computer software, software development tools, software methodologies and processes, or software technologies owned by Seller and which may during the term of this Agreement be operated or used by Seller in connection with the provision of the Transition Services hereunder will remain Seller's sole and exclusive property, and Buyer will have no rights or interests therein.

      Section 5.3 Use of Trademarks. Seller hereby grants Buyer a non-exclusive, non-transferable, royalty-free license (with no right to grant sublicenses) to use, in connection with providing Services to SME Customers during the Transition Period, the following unregistered trademarks: "Data Advantage," "DTTS," "IAS," and "FBDT" (collectively, the "Trademarks"). Seller is familiar with the quality of services provided by Buyer to its customers prior to the Closing. The quality of the Services in connection with which Buyer uses the Trademarks shall be of at least the same quality as such services provided by Buyer to its customers prior to the Closing. Buyer shall use the Trademarks in accordance with generally acceptable proper trademark usage standards and in a manner consistent with the manner in which Seller used the Trademarks in connection with Services provided by Seller to SME Customers immediately prior to the Closing. Buyer shall not use the Trademarks in combination with or in close

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proximity to any other marks, except that Buyer may use the Trademarks in proximity to Buyer's trademarks in a manner consistent with or intended to reflect the transitional nature of Buyer's use of the Trademarks. Seller shall at all times be the sole and exclusive owner of the Trademarks, and all use of the Trademarks by Buyer shall inure to the benefit of Seller. After the Transition Period, Buyer shall immediately cease all use of the Trademarks, including by removing the Trademarks from all products, packaging, and advertising and promotional materials, except that Buyer may continue to use the Trademarks in connection with its invoices and other customer billing materials for a period of three (3) years following termination or expiration of the Transition Period. Buyer shall not take any action or intentionally fail to take any action that would adversely affect the validity or enforceability of the Trademarks or the goodwill associated therewith. Buyer shall not use the Trademarks other than as expressly permitted by this Section 5.3.

                                   ARTICLE VI
                              SECURITY AND CAPACITY

      Section 6.1 IT Services; Security. In connection with accessing or using any information systems or communications services of Seller (whether or not identified in an Exhibit hereto), Buyer shall adhere in all respects to Seller's corporate information policies (including policies with respect to protection of proprietary information and other policies regarding the use of computing resources) as in effect from time to time and as provided to Buyer.

      Section 6.2 Employee Access. During the term of this Agreement, employees of the SME Business may access Seller's information systems, as set forth in Exhibits hereto, if they meet the following criteria: (i) such employee (x) was a Retained Employee at the time of the Closing or (y) was hired or transferred by Buyer after the Closing as an employee of the SME Business; (ii) Buyer has a reasonable and documented business need to access resources on Seller's information systems during the term of this Agreement, the access is approved in writing by the Seller Manager and the Buyer Manager, an expiration date for such access is established, a current list of Buyer employees having access is available online in a database accessible by Seller staff, and a documented process is in place for ensuring that such database is kept current; and (iii) such employee has signed a customary non-disclosure agreement (in a form reasonably acceptable to Seller) for the benefit of Seller. Buyer shall ensure that all Buyer employees that are connected to Seller's information systems adhere in all respects to the security requirements established by Seller, including standards intended, among other things, to ensure the protection of proprietary information, to require current active antivirus protection at all times, to ensure strong access control for all computer access, to prohibit sharing of passwords, and to prohibit dual connections to Seller's information systems.

      Section 6.3 Increased Capacity. Should Buyer's requirements for Transition Services cause an increase in Buyer's use, during the Transition Period, of Seller's computing systems capacities, Seller shall use commercially reasonable efforts to notify Buyer of such increased use in order to enable the parties to assess jointly whether to change or continue the practices that have given rise to such increased use. If and to the extent, following such consultation, such increased use requires and results in Seller acquiring additional computing capacity, and where

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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the parties agree that Seller will not use or need such additional capacity other than to satisfy the additional use requirements imposed by Transition Services, then Buyer will reimburse Seller for all costs incurred by Seller in connection with the increased capacity. Where there is a ratable basis to allocate the increased capacity required for Buyer and that which Seller shall use and employ for its own purposes, Buyer shall be responsible only for the costs associated with the capacity that is proportional to its utilization. Notwithstanding the foregoing, Seller shall be obligated, at no expense to Buyer, to evaluate its computing capacity and to provision for adequate computing capacity as will permit provision of Transition Services during the Transition Period, such that ordinary growth in use as may arise from increased orders that are placed during the first two (2) months following the Closing Date will require no increase in computing capacity. Should any such increase be required, it will be at the sole expense and responsibility of Seller.

                                  ARTICLE VII
                                    WARRANTY

      Section 7.1 Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER NOR ITS AFFILIATES MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY WITH RESPECT TO THE TRANSITION SERVICES OR THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, ACCURACY, AVAILABILITY, TIMELINESS, COMPLETENESS OR THE RESULTS TO BE OBTAINED FROM SUCH TRANSITION SERVICES, AND SELLER AND ITS AFFILIATES HEREBY DISCLAIM THE SAME.

      Section 7.2 Limitation of Liability and Indemnification.

      (a) SELLER SHALL NOT BE LIABLE TO BUYER, ITS AFFILIATES OR ANY THIRD PARTY
(A) FOR ANY PUNITIVE, EXEMPLARY OR OTHER SPECIAL DAMAGES ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, AND/OR (B) FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF USE, INCOME, PROFITS OR ANTICIPATED REVENUES, PROFITS, BUSINESS OR BUSINESS OPPORTUNITY, SAVINGS, DATA, OR AGREEMENT REPUTATION RELATING TO THE SAME) ARISING FROM ANY CLAIM UNDER OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSITION SERVICES PROVIDED HEREUNDER, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, WHETHER OR NOT SELLER HAS BEEN ADVISED OF, OR MIGHT OTHERWISE HAVE ANTICIPATED, THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

      (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN NO EVENT SHALL THE AGGREGATE LIABILITY OF SELLER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE PRE-CLOSING OR TRANSITION SERVICES PROVIDED HEREUNDER EXCEED THE SELLER CAP,

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WHETHER SUCH LIABILITY IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING
NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, AND WHETHER OR NOT SELLER HAS BEEN ADVISED OF, OR MIGHT OTHERWISE HAVE ANTICIPATED, THE POSSIBILITY OF SUCH LOSSES.

      (c) EXCEPT TO THE EXTENT CAUSED BY SELLER'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, BUYER SHALL INDEMNIFY AND HOLD HARMLESS SELLER'S INDEMNIFIED PERSONS FROM AND AGAINST ANY LOSSES WHICH THE SELLER'S INDEMNIFIED PERSONS MAY SUSTAIN OR INCUR BY REASON OF ANY CLAIM, DEMAND, SUIT, ACTION, PROCEEDING, INVESTIGATION OR RECOVERY BY ANY THIRD-PARTY RESULTING FROM ACTS OR OMISSIONS COMMITTED BY OR ON BEHALF OF SELLER IN PROVIDING THE PRE-CLOSING SERVICES AND TRANSITION SERVICES OR RESULTING FROM THE USE OF TRADEMARKS.

      (d) EXCEPT TO THE EXTENT CAUSED BY BUYER'S WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR BREACH OF THIS AGREEMENT, SELLER SHALL INDEMNIFY AND HOLD HARMLESS BUYER'S INDEMNIFIED PERSONS FROM AND AGAINST ANY LOSSES WHICH THE BUYER'S INDEMNIFIED PERSONS MAY SUSTAIN OR INCUR BY REASON OF ANY BREACH BY SELLER OF THIS AGREEMENT OR ANY CLAIM, DEMAND, SUIT, ACTION, PROCEEDING, INVESTIGATION OR RECOVERY BY ANY THIRD-PARTY RESULTING FROM WILLFUL MISCONDUCT OR GROSS NEGLIGENCE COMMITTED BY OR ON BEHALF OF SELLER IN PROVIDING THE PRE-CLOSING SERVICES AND TRANSITION SERVICES.

      (E) NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY IN THIS AGREEMENT, BUYER SHALL NOT BE ENTITLED TO RECOVER FROM SELLER ANY LOSSES THAT ARISE OUT OF OR RELATE TO THE FAILURE OF SELLER TO ACHIEVE ANY PERFORMANCE STANDARD SET FORTH IN THE SERVICE LEVEL AGREEMENT; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT RESTRICT BUYER'S RECOVERY FOR LOSSES THAT ARISE OUT OF THE FAILURE TO ACHIEVE A SERVICE AVAILABILITY WITH RESPECT TO THE APPLICABLE TRANSITION SERVICES OF AT LEAST THE SERVICE LEVEL SET FORTH IN THE COLUMN ENTITLED "SERVICE LEVEL FLOOR" IN SECTION 3.0 OF EXHIBIT 3.1(H), CORRESPONDING TO SUCH TRANSITION SERVICE (THE "SERVICE AVAILABILITY FLOOR"). IN THE EVENT SELLER FAILS TO ACHIEVE A SERVICE AVAILABILITY EQUAL TO OR GREATER THAN THE SERVICE AVAILABILITY FLOOR, BUYER'S ABILITY TO RECOVER FROM SELLER ANY LOSSES ARISING OUT OF SUCH FAILURE TO ACHIEVE A SERVICE AVAILABILITY EQUAL TO OR GREATER THAN THE SERVICE AVAILABILITY FLOOR SHALL NOT BE LIMITED BY THIS SECTION 7.2(E).

      Section 7.3 Proprietary Information. Buyer and Seller each agree to keep confidential any and all proprietary information of the other acquired in connection with this Agreement. For purposes of this Article, "proprietary information" is information that is not in the public domain,

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                       Omitted Portions Indicated by [**].

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that a party considers to represent a trade secret or business confidential information, that a party does not disclose to the general public, and where the disclosing party either has informed the receiving party that the information is "proprietary information" (as for example by affixing a restrictive legend on a document bearing proprietary information) or where it is clear from the circumstances of disclosure to any reasonable business person that the information has a "proprietary" character (where for example confidential customer records or financial reports are involved). Each party shall cause each of its Affiliates and each of their officers, directors, employees, agents, representatives, successors and assigns to hold all information relating to the business of the other party disclosed to it by reason of this Agreement confidential and will not disclose any of such information to any third party unless (i) such information is part of the public domain other than through breach of this Agreement by, or through the fault of, the received party or (ii) such party is legally compelled to disclose such information; provided, however, that to the extent that either party becomes so legally compelled, such party may only disclose such information if it shall first have used reasonable efforts to, and, if practicable, shall have afforded the other party the opportunity to obtain, an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed. Notwithstanding the above, Seller may disclose confidential information to its employees and third-party subcontractors on a confidential basis for the purpose of performance of the Transition Services and where such employees, subcontractors or vendors will treat the proprietary information with at least the level of confidentiality as here required of the parties. The parties acknowledge and agree that irreparable injury will result to each of them, or their respective business and property in the event of a breach by the other party of this obligation of confidentiality and that each party's remedy at law for such breach is inadequate and that each party in addition to any money damages for any such breach shall be entitled to temporary and permanent injunctive relief.

      Section 7.4 Survival. This Article VII shall survive termination or expiration of this Agreement for any reason.

                                  ARTICLE VIII
                          REMEDIES; DISPUTE RESOLUTION

      Section 8.1 Specific Performance. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE OTHER PARTY MAY BE IRREPARABLY HARMED IN THE EVENT OF A BREACH OR THREATENED BREACH OF THE PROVISIONS OF THIS AGREEMENT OR CONTEMPLATED HEREBY, FOR WHICH DAMAGES, EVEN IF AVAILABLE, MAY NOT PROVIDE AN ADEQUATE REMEDY. ACCORDINGLY, IN THE EVENT OF A BREACH OR THREATENED BREACH, THE AGGRIEVED PARTY WILL BE ENTITLED TO (A) AN INJUNCTION, WITHOUT POSTING A BOND, RESTRAINING THE BREACHING PARTY FROM ENGAGING IN ANY OF THE ACTIVITIES PROHIBITED BY THE AGREEMENT, WHETHER SUCH ACTIVITIES ACTUALLY HAVE BEEN ENGAGED IN OR ARE THREATENED, AND (B) THE GRANTING BY ANY COURT OF COMPETENT JURISDICTION OF THE REMEDY OF SPECIFIC PERFORMANCE OF ITS OBLIGATIONS HEREUNDER.

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                       Omitted Portions Indicated by [**].

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NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN WILL BE CONSTRUED AS PROHIBITING A
PARTY FROM PURSUING ANY OTHER AVAILABLE REMEDIES AT LAW OR IN EQUITY FOR SUCH BREACH OR THREATENED BREACH, INCLUDING THE RECOVERY OF DAMAGES.

      Section 8.2 Dispute Resolution.

      (a) Any dispute arising under this Agreement shall be settled by arbitration in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as provided in
Section 3.1(i) and (j). It is the intention of the parties that the arbitration award will be final and binding, shall not be appealable and that a judgment of any circuit court having jurisdiction thereof may be rendered upon the award, and enforcement may be had according to its terms. This agreement to arbitrate shall be specifically enforceable against each of the parties.

      (b) When a matter has been submitted for arbitration, within thirty (30) days of such submission, Buyer will choose an arbitrator and Seller will choose an arbitrator, and an additional arbitrator independent of the parties will be selected unanimously by the two (2) arbitrators chosen by the parties. The dispute shall then be resolved by majority vote of the three (3) arbitrators. If the arbitrator chosen by Buyer and the arbitrator chosen by Seller cannot agree upon a third independent arbitrator within thirty (30) days of their appointment, the independent third arbitrator will be selected according to the procedures of the American Arbitration Association or any successor to the function thereof.

      (c) The parties hereto agree that an action to compel arbitration pursuant to this Agreement may be brought in any court of competent jurisdiction. Application may also be made to any such court for confirmation of any decision or award of the arbitrators, for an order of enforcement and for other remedies which may be necessary to effectuate such decision or award. The parties hereto hereby consent to the jurisdiction of the arbitrators and of such court and waive any objection to the jurisdiction of such arbitrator and court.

                                   ARTICLE IX
                                  MISCELLANEOUS

      Section 9.1 Amendment and Modification. This Agreement and the Attachments and Exhibits attached hereto may be amended, modified or supplemented only by written agreement of Buyer and Seller.

      Section 9.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or condition shall not operate as a waiver of or estoppel with respect to any subsequent or other failure.

      Section 9.3 Exhibits and Recitals. All Exhibits referred to herein and all recitals set forth herein are intended to be and hereby are specifically made a part of this Agreement.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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      Section 9.4 Notices. Except as otherwise provided in the Exhibits hereto
(as to which notice by electronic mail is sufficient to accomplish the requirement for "notify" or "notification" unless otherwise indicated), any notice, request, instruction or other document to be given hereunder will be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile, according to the instructions set forth below. Such notices will be deemed given: at the time delivered by hand, if personally delivered; at the time received if sent by registered or certified mail; and at the time when confirmation of successful transmission is received by the sending facsimile machine if sent by facsimile.

If to Buyer:                    U.S TelePacific Corp.
                                515 South Flower Street, 47th Floor
                                Los Angeles, CA 90071
                                Phone: (213) 213-3500
                                Facsimile: (213) 213-3501
                                Attention: President and Chief Executive Officer
                                Email: djalkut@telepacific.com

With a copy (which will
not constitute notice) to:      U.S TelePacific Corp.
                                515 South Flower Street
                                47th Floor
                                Los Angeles, CA 90071
                                Phone:(213) 213-3690
                                Facsimile: (213) 213-3691
                                Attention: General Counsel
                                Email: eeverbach@telepacific.com

                                and

                                Gibson, Dunn & Crutcher LLP
                                333 South Grand Avenue
                                Los Angeles, CA 90071
                                Phone: (213) 229-7000
                                Facsimile: (213) 229-7520
                                Attention: Bradford P. Weirick
                                Email: bweirick@gibsondunn.com

If to Seller:                   Pac-West Telecomm, Inc.
                                1776 West March Lane
                                Suite 250
                                Stockton, CA 95207
                                Phone: (209) 926-3358
                                Facsimile: (209) 926-4444
                                Attention: Robert C. Morrison
                                Email: rmorriso@pacwest.com

With a copy (which will not
constitute notice) to:          Jenner & Block LLP

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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                                One IBM Plaza
                                Chicago, IL  60611
                                Phone:  (312) 840-7206
                                Facsimile: (312) 840-7306
                                Attention: Michael T. Wolf
                                Email: mwolf@jenner.com

or to such other address or to the attention of such other party that the recipient party has specified by prior written notice to the sending party in accordance with the preceding.

      Section 9.5 Assignment or Subcontracting.

      (a) Except as otherwise provided in Sections 9.5(b) and (c), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, or any substantial portion of the obligations hereunder shall be subcontracted by Seller without the prior written consent of Buyer (which consent shall not be unreasonably withheld).

      (b) Notwithstanding Section 9.5(a), and except as otherwise provided in
Section 9.5(c), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, or any substantial portion of the obligations hereunder shall be subcontracted by Seller without the prior written consent of Buyer (which may be withheld by Seller with or without reason) if:

            (i) such assignment or subcontracting arrangement becomes, or is to become, effective prior to the one hundred fiftieth (150th) day following the Closing Date and (A) in the good faith reasonable judgment of Buyer, contemplates that the assignment or subcontracting arrangement would be made to, or entered into with, as the case may be, a party that does not have the sufficient financial resources to perform or the technical and professional capability to perform Seller's obligations under this Agreement, or (B) contemplates that the assignment or subcontracting arrangement would be made to, or entered into with, as the case may be, a party that is a Direct Competitor; and

            (ii) such assignment or subcontracting arrangement becomes, or is to become, effective at any time during the period beginning one hundred fifty (150) days following Closing and ending three hundred sixty-five
      (365) days following Closing, and in the good faith reasonable judgment of Buyer, contemplates that the assignment or subcontracting arrangement would be made to, or entered into with, as the case may be, a party that does not have the sufficient financial resources to perform or the technical and professional capability to perform Seller's obligations under this Agreement.

      (c) Notwithstanding Sections 9.5 (a) and (b), this Agreement and any of the rights, interests or obligations hereunder may be assigned, or any substantial portion of the obligations hereunder may be subcontracted by Seller without the consent of Buyer if:

            (i) such assignment or subcontracting arrangement becomes, or is to become, effective prior to the one hundred fiftieth (150th) day following the Closing and such assignment or subcontracting arrangement is made to, or entered into with, as the case may be, to any third

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party acquiror or successor who is not a Direct Competitor as a part of a
Non-SME Asset Sale or Controlling Stock Sale that constitutes a Qualifying Proposal (without regard to the fact that such Non-SME Asset Sale or Controlling Stock Sale would occur following the end of the exclusivity period contemplated by Section 5.12 of the Purchase Agreement); and

            (ii) such assignment or subcontracting arrangement becomes, or is to become, effective at any time on or after the one hundred fiftieth (150th) day following Closing and such assignment or subcontracting arrangement is made to, or entered into with, as the case may be, to any third party acquiror or successor as a part of a Non-SME Asset Sale or Controlling Stock Sale that constitutes a Qualifying Proposal (without regard to the fact that such Non-SME Asset Sale or Controlling Stock Sale would occur following the end of the exclusivity period contemplated by Section 5.12 of the Purchase Agreement).

      (d) For purposes of this Section 9.5, an assignment shall be deemed to include any direct or indirect assignment by merger, consolidation, stock purchase, asset purchase or other sale of Seller or all or substantially all of the assets of Seller.

      (e) Any assignment of this Agreement or any of the rights, interests or obligations hereunder in contravention of this Section 9.5 shall be null and void and shall not bind or be recognized by Buyer or Seller. Subject to the preceding sentences, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      Section 9.6 Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or with respect to this Agreement.

      Section 9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

      Section 9.8 Governing Law. This Agreement shall be governed by and construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (regardless of the laws that might be applicable under principles of conflicts of law).

      Section 9.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission, with hard copy to follow) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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      Section 9.10 Entire Agreement. This Agreement, each of the Attachments and
Exhibits hereto and any other documents referred to herein collectively constitute the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior or contemporaneous agreements, understandings or representations by or among the parties, written or oral, with respect thereto.

      Section 9.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 9.12 No Partnership or Joint Venture Created. Each party is and will remain at all times an independent contractor of the other party in the performance of all Transition Services hereunder. Except as otherwise provided herein, no party will have any right, power or authority to create any obligation, express or implied, on behalf of any other party nor shall either party act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations. Nothing in this Agreement is intended to create or constitute a joint venture, partnership, agency, trust or other association of any kind between the parties or persons referred to herein.

      Section 9.13 Force Majeure. In the event that Seller is delayed in or prevented from performing its obligations under this Agreement, in whole or in part, due to (a) strikes, (b) lockouts, (c) labor troubles, (d) terrorism or war, whether declared or undeclared and including threat of the same, (e) riot or civil disorder, (f) acts of God, act, order, regulation or request of government or other public authorities, (g) embargoes, (h) delays in transportation, (i) failure of power, (j) restrictive governmental laws or regulations, whether valid or not, (k) insurrection, (l) fire or explosions or
(m) any other reason other than financial, beyond the reasonable control of such party, then upon notice to Buyer, (i) the affected provisions and/or other requirements of this Agreement will be suspended only to the extent necessary during the period of such disability, (ii) Seller will have the right to apportion its services in an equitable manner to all users and (iii) Seller will have no liability to Buyer or any other party in connection therewith.

      Section 9.14 Interpretation; No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation. As used in this Agreement, the terms "hereof," "hereunder," "herein" and words of similar import will refer to this Agreement as a whole and not to any particular provision of this Agreement. Each of the Exhibits and Appendices hereto shall be construed with and as an integral part of this Agreement to the same extent as if set forth verbatim herein.

      Section 9.15 No Conflict. Except as otherwise provided in the immediately following sentence, in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Purchase Agreement, the terms of the Purchase Agreement will prevail. In the event of any conflict or inconsistency between the terms of Article VII or Section 3.2 of this

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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Agreement and the terms of the Purchase Agreement, Article VII and Section 3.2 of this Agreement will prevail. Except as provided in the immediately preceding sentence, nothing contained herein shall be deemed to alter, modify, expand or diminish the terms of the Purchase Agreement including Seller's obligations under Article VII of the Purchase Agreement.

      Section 9.16 Expenses. Except as otherwise specified in this Agreement, each of Buyer and Seller will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummate.

      Section 9.17 Compliance with Laws. Each party will comply in all material respects with all applicable Laws governing the Transition Services to be provided hereunder. No party will take any action in material violation of any Law that could result in liability being imposed on the other party.

      Section 9.18 Publicity. Neither party shall use the name, logo, trademark or other symbol of the other party in advertising, publicity releases or publicly distributed materials, including, but not limited to, references on web sites, home pages or hypertext links, without securing the prior written approval of an authorized representative of the other party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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                       Omitted Portions Indicated by [**].

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      IN WITNESS WHEREOF, the parties have caused this Transition Services
Agreement to be executed by their duly authorized representatives as of the date and year first set forth above.

                                PAC-WEST TELECOMM, INC.

                                By: ____________________________________________
                                    Name: Henry R. Carabelli
                                    Title: President and Chief Executive Officer

                                U.S. TELEPACIFIC CORP.

                                By: ____________________________________________
                                    Name: Richard A. Jalkut
                                    Title: President and Chief Executive Officer

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

                [Signature Page to Transition Services Agreement]

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                                   EXHIBIT 2.1

                           NETWORK MANAGEMENT SERVICES

      1.0 Basic Obligation

Subject to Section 2.11 of this Agreement, all Network Management Services shall be performed with a quality of service standard that is consistent in all material respects with the Network Management Services provided by Seller to its SME Customers immediately prior to the date of this Agreement (the "Network Management QoSS").

      2.0 Daily Network Maintenance

Seller shall be responsible for maintaining its Network infrastructure as necessary to provide Services to SME Customers in accordance with the Network Management QoSS.

      3.0 Switch

Seller shall be responsible for maintaining switch equipment and infrastructure including, but not limited to all hardware, software and peripheral devices, as necessary to provide Services to SME Customers in accordance with the Network Management QoSS.

      4.0 Voice Mail

Seller shall be responsible for maintaining voice mail equipment, software licenses and other infrastructure including, but not limited to all hardware, software (and software licenses) and peripheral devices as necessary to provide Services to SME Customers in accordance with the Network Management QoSS.

      5.0 Data Network and Associated Hardware

Seller shall be responsible for maintaining data (frame relay and asyrchronous transfer mode ("ATM")) equipment, software licenses and other infrastructure including, but not limited to all hardware, software (and software licenses) and peripheral devices as necessary to provide Services to the SME Customers in accordance with the Network Management QoSS.

      6.0 Network and Transport

Seller shall be responsible for maintaining network and transport infrastructure including, but not limited to hardware, software and peripheral devices, and inter-carrier agreements, as necessary to provide Services to SME Customers in accordance with the Network Management QoSS.

      6.1 Seller shall be responsible for maintaining each circuit for a SME Customer from Seller's switch location to the carrier's Network Interface Unit ("NIU") device in accordance with QoSS. Seller shall be responsible for trouble-shooting and, where network problems are identified, for locating where on the network (i.e., on a network segment operated by Seller, by Buyer or by third party carrier) the problem resides. Seller shall be responsible for providing customer premise equipment ("CPE") passwords to Buyer, and Buyer will be responsible for promptly change passwords upon migration in accordance with the Network Management QoSS.

   Confidential Information Redacted and Filed Separately with the Commission.
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      6.2 Where a network or transport problem affecting SME Customers is determined by Seller to on Seller's network facilities beyond the NIU, Seller shall use commercially reasonable efforts to promptly notify Buyer's Customer Technical Support Center ("CTSC") and Buyer shall thereafter be responsible for determining what action to take, and whether to notify a SME Customer of action required to be taken by the SME Customer.

      6.3 Where a network or transport problem affecting SME Customers is determined to exist within Seller's network facilities, Seller shall use commercially reasonable efforts to promptly notify Buyer's Trouble Support Center and Seller shall be responsible for determining the appropriate action to take to remedy such problem and to take such action.

      6.4 When requested by Buyer or in response to a network alarm, Seller shall perform remote monitoring and test by performing a test of the SME Customer's circuit from Seller's switch location to the customer's NIU and CSU. The test results shall be documented by Seller and stored in the associated trouble ticket ("MSR").

      7.0 SME Customer Affecting Maintenance and Repair

Any SME customer-affecting Method of Procedure ("MOP"), maintenance or repair with respect to Seller's network facilities must be completed between the hours of 10:00 p.m. and 6:00 a.m., Pacific time (hereinafter, the "Maintenance Window") or otherwise during hours approved by Buyer for those activities which could impact SME Customers. Prior to commencing any MOP, whether scheduled or required on an emergency or other unscheduled basis, Seller will use commercially reasonable efforts to promptly notify Buyer's Technical Service Center to inform Buyer of any scheduled or necessary and planned service prior to the activity. In such circumstances, the parties shall consult and coordinate as reasonably necessary as to minimize customer and network impact.

      8.0 Network Operations Center (NOC)

Seller, on a 24-hour a day, 7-day a week basis, shall monitor and use commercially reasonable efforts to respond to network alarms relating to its network facilities servicing SME Customers (a "Network Alarm") as necessary to provide continuous and reliable Services in accordance with the Network Management QoSS to SME Customers in the Market during the Transition Period. Without limiting the foregoing:

      8.1 Seller shall coordinate the restoration of out-of-service conditions affecting the Services provided to SME Customers and, for such purposes, shall utilize ILEC, IXC, other carrier, engineering, operations, internal circuit design and such other resources as reasonably are required.

      8.2 Seller shall regularly monitor DS-1 and DS-3 and higher capacity circuits in Seller's network facilities servicing SME Customers, and shall monitor all of the network elements and facilities included in its network facilities servicing SME Customers and employed to connect these circuits to the SME Customers.

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      8.3 If a Network Alarm is determined by Seller to require dispatch of field technicians, Seller shall use commercially reasonable efforts to promptly notify Buyer's CTSC (i) by email to address to be established and provided to Seller prior to Closing; and (ii) via telephone call to Buyer's (CTSC) Call Center hotline. Buyer shall determine whether to respond to such notice by dispatch of a field technician and, where so determined Buyer shall be responsible for the dispatch. If Buyer determines that a SME Customer should be notified of such Network Alarm or dispatch, Buyer shall be responsible for such notification.

            8.3.1 Seller shall create "Trouble Tickets" using Seller's Trouble
                  Ticketing System for (a) all Network Alarms indicating SME customer service impact; (b) all SME Customer's reports of problems with service; and (c) other network events, including, without limitation, network outages, customer degraded events, non-customer affecting degraded events (network events where redundancy is available). Seller will use commercially reasonable efforts to promptly notify Buyer of all events that effect network performance where SME Customers will be affected at the level of service of 10 DS-1s or greater. Notification shall be accomplished by an "Outage Notification" email to Buyer's CTSC Call Center.

      8.4 An event ticket or MOP is opened for all planned work on the network, except in an emergency situation, where Seller is authorized to perform work as required to respond to the emergency, and to provide notice to Buyer thereafter. All planned work shall be coordinated through the NOC and must be performed during the Maintenance Window, unless Buyer specifically authorizes otherwise. Seller will use commercially reasonable efforts to promptly notify Buyer of all scheduled and emergency MOP activity whether categorized as customer affecting or non-customer affecting. Seller shall report to Buyer on the work actually performed to respond to the Event ticket and shall identify such work units as were performed for purposes of pricing and billing where required.

      8.5 Seller's NOC shall draft and distribute to Buyer "Trouble and Root-Cause Analysis Reports," substantially in the form currently used by Seller on all major outages in Seller's network facilities affecting SME customers ("Major" defined as 10 DS-1s, or DS-3 and greater).

      9.0 Translations

Seller shall manage all applicable routing and customer translations in all serving switch infrastructure. Translations shall include, but are not be limited to the following activities:

            - Maintain all switch tables that support routing calls to the proper destination

            - Administer area code and prefix expansion (new codes or changed codes)

            -     Administer and change area split activity

            -     Translate area code overlay datafill

            -     Support IT on all call detail recording issues

   Confidential Information Redacted and Filed Separately with the Commission.
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            -     Support all messaging for ISUP and CLASS feature activity in
                  SS7 network

            - Coordinate all Global Title Translations for LNP, CNAM, AIN and enhanced 800 service changes

            - Support code administrators on LERG administration and maintenance

            -     Provide support for Voicemail system

            -     Provide tier 2 LNP support for all Seller entities

During the Transition Period, Seller shall continue to perform address translation functions on an ongoing basis, except to the extent the parties otherwise may agree on in writing, in order to provide continuing support of the SME Customers who receive Services through facilities or services provided by Seller's network.

      10.0 Additional Network Capacity

Subject to Section 2.12 of this Agreement, Seller shall manage and augment its network and transport capacity and infrastructure to ensure that network capacity shall be sufficient, for the Transition Period, to satisfy SME Customers currently in the Market, new SME Customers who place In-Flight Orders and additional SME Customers who may place Post-Closing Orders and for whom Buyer determines that Seller's network and infrastructure is to be used in order to provide the Services, in each case, in accordance with the Network Management QoSS.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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                                   EXHIBIT 2.2

                                CUSTOMER SERVICES

      1.0 Basic Obligation

Subject to Section 2.11 of this Agreement, all Customer Services shall be performed with a quality of service standard that is consistent in all material respects with the Customer Services provided by Seller to its SME Customers immediately prior to the date of this Agreement (the "Customer Service QoSS").

      2.0 Repair/Care

Where a SME Customer inquiry, complaint or trouble report indicates there is an issue or problem with the performance of Seller's network facilities, in some cases the SME Customer will contact Seller directly or be referred by Buyer or its agents to Seller. In other cases, however, a SME Customer inquiry, complaint or trouble report are to be directed and received by Buyer or its agents. In either event:

      2.1 Seller will use commercially reasonable efforts to promptly notify Buyer when a trouble ticket is opened after receipt of an inquiry, complaint or trouble report concerning the performance of Seller's network facilities.

      2.2 Where resolution of any problem within Seller's network facilities requires action by Seller, it will be Seller's responsibility to secure resolution of such problem and to report to Buyer the problem and the work steps taken to resolve the problem, in each case as soon as reasonably practicable following acquiring knowledge of such problem. Seller in all such cases shall document and record the problem, analysis of problem, steps taken to secure resolution of the problem, and make available to Buyer upon reasonable notice such information in electronic form for later review.

      2.3 Seller shall document in reasonable detail the source of the work requirement and the actual work performed.

      3.0 Order Processing

Seller will be responsible to process and provision Customer Orders and to provide Services in accordance with such Customer Orders in accordance with the Customer Service QoSS, as set forth below.

      3.1 New Orders. Seller shall provision new Customer Orders for Services in the market solely upon direction from Buyer.

      3.2 In-Flight and Post-Closing Orders. Seller shall provision In-Flight and Post-Closing for Services for SME Customers in the market solely upon direction from Buyer.

            3.2.1 Provisioning shall be performed by Seller as reasonably directed by Buyer.

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            3.2.2 All In-Flight and Post-Closing Orders will be reviewed by
                  Buyer prior to provisioning. Buyer, at its sole discretion, may cancel such orders or direct Seller to provision or to complete the provisioning of the Services that are the subject of such order(s); provided that Buyer assumes liability for any order cancellation.

            3.2.3 Buyer will enter all Orders using OES or MSR.

      3.3 Cancellation of Services Under "Pending Orders". Within fifteen (15) days of Closing, Seller shall report to Buyer on the existence and terms of any and all pending orders placed by SME Customers for Services that have not been completed at the time of Closing. Subject to any obligations as exist under valid contracts, Buyer may cancel any and all Services under such pending orders.

            3.3.1 Seller shall cooperate with Buyer where Buyer elects to cancel or replace pending orders. Buyer is responsible for providing timely and courteous notice to SME Customers and appropriate explanation of the service decision and (where applicable) of the alternative of direct service from Buyer.

            3.3.2 Seller shall provide to Buyer a weekly report on "Pending
                  Orders" sufficient to enable Buyer to track and follow-up on the status of all pending orders, until such time that all pending orders have been resolved. This "Pending Order Report" shall be provided to Buyer in electronic format.

      3.4 Moves - Adds - Change - Disconnects ("MACD"). Seller shall provision circuit and network database services for MACD for SME Customers solely upon receipt of direction from Buyer. Seller shall promptly and professionally provision the customary network and customer service functions as necessary per customers request in accordance with the Customer Service QoSS.

            3.4.1 As directed by Buyer, Seller shall continue to perform, during the Transition Period, MACD functions for SME Customers who receive Services through facilities or services provided by Seller's network in accordance with existing process

            3.4.2 Buyer has the exclusive authority and responsibility to respond to customer service calls that seek "port out" or "disconnect" MACDs. Buyer has sole responsibility for dealing with customers making such requests and, only upon receipt of written (or electronic) direction from Buyer, is Seller authorized to act upon "port out" or "disconnect" requests. Seller shall follow its current business process for service cancellation or disconnect requests received from Buyer. Where instructed by Buyer to process a churn disconnect order, Seller shall complete the disconnect of

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                  network facilities within five (5) business days of receipt of such instructions or as soon as reasonably practicable thereafter.

            3.4.3 Subsequent to the migration of any SME Customer from Seller's network facilities to Buyer's network facilities, Buyer thereafter is exclusively responsible for MACD support and Seller is relieved of this responsibility.

      3.5 Individual case basis orders that are non-standard for Seller will be completed for Buyer at a time and material charge only if Buyer and Seller agree upon terms and conditions. In the event such cooperation is required, the point of contact for Buyer in such matters shall be Buyer Manager and the point of contact for Seller shall be Seller Manager.

      3.6 Change In Provider Affiliation. As directed by Buyer, as existing SME Customer agreements near expiration or when SME Customers seek new agreements to revise, expand or change the scope or provisions thereof, Seller will respond to inquiries regarding such matters by directing the SME Customer to Buyer and encouraging each such SME Customers to contact the Sales organization of Buyer in order to sign a new sales contract agreement with Buyer for a product set offered by Buyer. For administrative purposes, where such SME Customer enters into a new agreement with Buyer to replace the former contract with Seller, the "to" portion of the new order is to be processed as a "New Install" by Buyer and the "from" order is to be processed by Seller as a "Disconnection of Service."

      4.0 Billing & Support

Subject to the foregoing, upon the Closing, Buyer shall assume Tier 1 call center accountability for all SME Customers in the Market. Seller is to provide Customer Service Support for Tier 2 (SSC) and Tier 3 (NIT), when and as reasonably directed by Buyer. As directed, Seller shall perform actions in response to Tier 1 customer service inquiries, in such areas (without limitation) as billing, In-Flight Orders, repair, and so forth in accordance with the Customer Service QoSS.

As is required from time to time, Buyer will manage escalation procedure issues for priority handling by the parties. Issues brought by SME Customers to either Seller or Buyer may be raised by either Party for resolution by executive levels of the respective companies on an expedited basis. Buyer shall maintain chronics list, facilitate a weekly call and provide Seller with a weekly updated version.

      5.0 Credit and Collections; Customer Disputes

Except as otherwise contemplated in the Purchase Agreement, Buyer is exclusively responsible, post-Closing, for all credits and collections arising after Closing. It is the sole responsibility of Buyer to seek collection of any nonpaying customers after Closing.

After Closing, any disputes arising after Closing with existing and new SME Customers will be the responsibility of Buyer subject to Buyer's obligations and Seller's rights under the Purchase Agreement. Seller shall use commercially reasonable efforts to cooperate in any inquiry or

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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           Confidential Treatment Requested by Pac-West Telecomm, Inc.

investigation that Buyer may conduct in order to determine how to respond and whether to resolve any such dispute.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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                                   EXHIBIT 2.3

                             IT AND BILLING SERVICES

      1.0 Basic Obligation

Subject to Section 2.11 of this Agreement, all IT and Billing Services shall be performed with a quality of service standard that is consistent in all material respects with the IT and Billing Services provided by Seller to its SME Customers immediately prior to the Effective Date (the "IT and Billing QoSS").

      2.0 Information Technology ("IT") Services and Support

Seller will provide information technology services and support to Buyer as reasonably necessary to provide the Services to SME Customers, to enable Buyer to plan for and implement conversion of data (as defined in the Transition Plan) from format usable on Seller's system into a format compatible with Buyer's systems, to enable the migration of SME Customers from Seller's facilities to Buyer's network, and for Buyer to bill and collect for Services provided to Customers, in each case, in accordance with the IT and Billing QoSS.

Without limiting the foregoing, such services and support include the following:

      2.1 Usage/call detail data from switches and partners (e.g. Alcatel feeds, EMI and Sprint) related to the SME Business. Data is required from various stages of processing: re-formatted/filtered records output from mediation (after Asuriti), and rated/billed records (relatable to customer invoices). Data supports SME end customer billing.

      2.2 One time audit of usage rules and costs from receipt of switch and partner data through Asuriti for all (SME and SP) traffic. Personnel from Buyer and Seller to conduct such audit shall be identified and agree to in advance. Related Carrier Billing (Carrier Access (MeetPoint), Reciprocal Compensation will be calculated one-time and billed on a cost estimate based upon the number of DS-1s remaining on Seller's network.

      2.3 SME customer records from the billing and financial systems including monthly recurring charges, adjustments and payment notices, receivables aging, contact information, billing and service addresses, account hierarchies, circuit and telephone numbers, and historical data (as specified in Initial Transition Plan).

      2.4 SME invoices in PDF format for the past 12 months.

      2.5 Seller will provide a regular data dump of customer, orders and MSR data starting at Closing.

      2.6 Network inventory detailing customer facilities (e.g. DS-1), the associated engineering data, and monthly costs. Optionally, network inventory data associated with non-customer facilities may be required to support a mutually cost-effective transition.

      3.0 Buyer Access

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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Seller will provide restricted data access (SME Customer only) to data maintained on its information technology systems via, among other things, the Customer Management, Maintenance Service Request, Numbers, intranet voicemail portal and OES systems. = Access to the intranet applications will be available during the Transition Period, in accordance with the IT and Billing QoSS.

      4.0 Interim Billing Period

Buyer shall assume responsibility for billing and collection from all SME Customers immediately upon the Closing Date. The parties shall cooperate to manage billing and collection during the period (the "Interim Billing Period") that begins on the Closing and concludes on the date that Buyer advises Seller that it has completed the transition of billing systems and functions. During the Interim Billing Period, Seller shall take preparatory steps to cause the name of Buyer, telephone contact numbers and email contact information, for Buyer, to appear on all invoices and SME Customer communications as is provided or approved by Buyer. During the Interim Billing Period, the parties also shall cooperate to evaluate their respective service offerings in order to establish appropriate guidelines for migration from Seller's service and product suite to that which may be offered and billed by Buyer. Until such time as the Interim Billing Period is concluded, Seller shall continue to process invoices to SME Customers and shall conform to Buyer's instructions, where practical, when billing issues arise.

      5.0 Billing Support
During the Interim Billing Period:

      5.1 Usage File Processing. Seller will make customer usage data available via FTP server to Buyer in the form of re-formatted/filtered records output from mediation on a regular basis when processed, in a mutually agreed to format and PDF for all invoices sent on behalf of Buyer going forward, in each case, in accordance with IT and Billing QoSS.

      5.2 Bill Cycle. Seller will provide customer billing services to existing and new SME Customers located in the Market, including product pricing updates, record collection and processing, and Seller shall correct any unguided usage and re-post, perform, call rating, conduct billing file production, perform printing, mailing and bill remittance functions, in each case, in accordance with the IT and Billing QoSS.

      5.3 Special Processing. At Buyer's direction, Seller will continue to support special processing for some customers that include CD-ROM based billing, customer usage detail, credit card payment processing for existing customer, and any other special SME Customer arrangements that have been previously agreed to, in each case, in accordance with IT and Billing QoSS.

      5.4 General Ledger Transactions. General ledger transactions summarizing billing activities in the format currently captured in Seller's existing process in accordance with IT and Billing QoSS.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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      5.5 Print and Mail Identification of Buyer. Seller agrees to work with its existing Print and Mail service provider and Buyer to print and mail the customer invoice in accordance with IT and Billing QoSS.

      5.6 Payment Management. Seller agrees to send payment data to Buyer. Additionally, Seller agrees to forward all collected payments, to the extent received, no less frequently than on a weekly basis (Friday) via wire transfer. Buyer agrees to provide Seller payment feed updates including payments, finance charges, credits and adjustments on a daily basis.

      5.7 Buyer Stock. Seller will be provided a supply of Buyer's paper stock, letterhead, images of the company's logo and all other resources and materials necessary to conduct printing, mailing and bill remittance functions and invoice production.

      6.0   Reports

Seller is to provide Buyer with management reports shown in the report schedule
Exhibit 3.1(g) to assist with the transition of services to Buyer's responsibility during the Transition Period. Seller shall continue to provide such reports, unless the parties mutually agree to changes to their form or content, during the Transition Period hereof. Any Seller reports requested by Buyer not available today will be billed for development time to create the report and recurring costs to produce the report at the loaded IT labor rate.

      7.0   Miscellaneous Support

Seller is to provide Buyer with the following additional Services in accordance with the Customer Service QoSS.

            -     Conversion Support.

                  To adapt existing systems specified in Section 4.0 hereof, and in support of the billing data migration, IT will provide necessary resources.

            -     Help Desk Support.

                  Seller will provide Help Desk support services in the event that a Buyer's employee requires support when utilizing Seller's systems.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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                                   EXHIBIT 2.4

                            NETWORK RELATED SERVICES

      1.0   Basic Obligation

Subject to Section 2.11 of this Agreement, Seller agrees to provide Network Related Services in accordance with a quality of service standard that is consistent in all material respects with the Network Services provided by Seller to its SME customers immediately prior to the Effective Date.

      2.0   Network Related Services

Network Related Services are comprised of the following:

            -     Customer end loops

            - ILEC Other Charges and Credits applicable to circuit (Excluding Termination Charges)

            -     Trunking associated with originating traffic

            -     Resale POTS

            -     Enhanced Extended Links ("EELS")

            -     DS-3 transport carrying SME business

            - Allocated portion of DS-3s that carry SME business mixed with Seller's other line of business (1/28th cost for every DS-1 of a DS-3 in use)

            -     Allocated portion of SONET Node Fees associated with DS-3s

            -     Allocated Direct Internet Access ("DIA")

            -     Directory Assistance ("DA")

            -     Calling Card

            -     Local Number Portability ("LNP") dips and other related costs

            -     Calling Name ("CNAM")/Line Information Data Base ("LIDB")

            -     Directory listing/Yellow Pages

            -     SMS access and access

            -     911

            -     IXC terminating usage ("CABS")

            -     Local (zone 1, 2, 3) usage

            -     IntraLata Toll usage

            -     IntraState usage

            -     Other InterState usage - Domestic

            -     Inbound 8XX

            -     InterLata/InterState 8XX

            -     InterLata/IntraState 8XX

            -     IntraLata 8XX

            -     International usage

            -     8XX enhanced features (i.e. time of day routing) - MRC related

            -     Reciprocal Compensation

            -     Operator Services

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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            -     Payphone Surcharges

            -     IRU Circuits

      3.0   Other Network Related Services

In the event Buyer or Seller identifies, at any time during the Transition Period, any network facilities or services necessary to provide Services to SME Customers that are not set forth on Exhibit 2.4, Buyer shall pay the amount of Seller's cost for such services (including, without limitation, for any such services Seller has previously provided or caused to be provided during the Transition Period) as invoiced pursuant to Section 3.1(f) of this Agreement; provided Seller's cost for such services shall be determined in accordance with
Exhibit 3.1(d) and provided further that Buyer's obligations pursuant to this
Section 3.0 shall be subject to the following limitations:

                    Maximum Obligation of Buyer
                    under this Section 3.0 for
   Calendar Days      Other Network Related
 Following Closing  Services Provided by Seller
   0 through 90             [**]/month
  91 through 180            [**]/month
181 and thereafter          [**]/month

This Section 3.0 shall not apply to services that are not set forth on Exhibit
2.4 as a result of such services not being primarily related to the SME Business as of the Closing but which become primarily related to the SME Business during the Transition Period.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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                                   EXHIBIT 2.5

                              REAL ESTATE SERVICES

1.0 Seller shall make available to Buyer the real estate listed in Section 2.0 below for the time periods listed in Section 3.0 below, subject only to the consent of the landlord, to the extent that such consent is required, and entry into a Sub-Lease in form reasonably satisfactory to Seller, Buyer, and, if necessary or desirable, the applicable landlord. Seller agrees to use commercially reasonable efforts to encourage and cause the landlord of each such location to consent to such Sublease.

2.0   Real Estate Summaries

1. Seller's sales office located at 2515 Venture Oaks Way, Suite 105, Sacramento, California.

2. Seller's sales office located at 1776 W. March Lane, Suites 140, 150 and 190, Stockton, California.

3. Seller's sales office located at 4211 Coronado Avenue, Units D & E, Stockton, California.

4. Seller's sales office located at Napa Valley Gateway #8, Suite 206, Napa, California.

3.0   Term

Seller shall make available the leases relating to Venture Oaks Way, Coronado Avenue and Napa Valley Gateway, as identified in Section 2.0 above, until expiration of their respective current terms. With respect to the W. March Lane property, Seller shall make the property available to Buyer for 6 months, with a right to a 90-day extension, subject to 90 days prior notice to Seller.

4.0 Notwithstanding anything else to the contrary in this Agreement, once a Sub-Lease is accepted by Buyer, it is not terminable or otherwise cancelable, except as otherwise provided in such Lease, Sub-Lease or License.

5.0 Unless and until such a Sub-Lease is entered into, the following terms shall apply as between Buyer and Seller to the extent that, at or prior to the Closing Date, Buyer, in its sole and absolute discretion, decides to use the applicable property (or portion thereof) set forth in Section 2.0:

      (a) Buyer shall reimburse Seller pursuant to the Real Estate Services Pricing Schedule set forth on Exhibit 3.1(e).

      (b) Seller shall use commercially reasonable efforts to secure space used by Buyer via programming Card Access System in a manner that limits access to a list of associates provided

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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           Confidential Treatment Requested by Pac-West Telecomm, Inc

to Seller. At those locations not secured via Buyer's Card Access System, Buyer shall provide Seller with keys milled in a manner that ensures access to associates approved by Buyer.

      (c) Seller shall use commercially reasonable efforts to ensure that all furniture & fixtures associated with the SME Business are secured and made available without delay, so as to avoid any service or operational delays.

      (d) Buyer shall conduct business in a professional manner and in compliance with all applicable laws, acts and/or standards.

      (e) Seller shall use commercially reasonable efforts to provide Buyer with data and voice telecommunications services at properties utilized by Buyer. Buyer shall reimburse Seller for all voice and data telecommunications services that Seller provides to Buyer pursuant to the pricing set forth on Exhibit 3.1(e). Seller shall provide Buyer with billing detail supporting all charges. Seller shall facilitate the installation of dedicated transport facilities that Buyer may require. Any and all costs associated with the installation of dedicated transport facilities shall be the sole responsibility of Buyer.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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                                   EXHIBIT 2.6

                               MIGRATION SERVICES

      1.0   Basic Obligation

Subject to Section 2.11 of this Agreement, Seller shall, based upon orders entered in the order management system (OES), use commercially reasonably efforts to support the migration of SME customers from Seller's network to Buyer's network in a timely manner.

      2.0   Detailed Customer records/research

Seller shall provide record review, research, and, if necessary, corrections for each migration order. The outcome of this activity will include:

            -     Circuit inventory for the SME Customer being migrated

            -     Cross-reference circuit ID to FS records

            -     Cross-reference FS records to customer account

            - Numbers list for the SME Customer (including TN, DID, Toll Free, Calling Card)

            -     Features associated with each number

Such information will be added to the OES order or otherwise communicated to Buyer.

      3.0   Prepare numbers for LNP

Buyer will prepare and submit Local Number Portability ("LNP") port out requests services on all numbers associated with the migration order. Seller will release the associated numbers and obtain Firm Order Commitment dates ("FOC dates") and communicate such results to Buyer.

      4.0   Disconnect of switch translations and database

Seller will delete all switch translations associated with the circuit ID and update necessary records for each migration order upon Buyer's written request.

      5.0   Disconnect LEC Facilities

Seller will prepare and submit a disconnect request for LEC facilities for each migration order using Buyer's requested disconnect date. FOC dates will be procured by Seller and communicated to Buyer. As a strict performance metric, Buyer and Seller will consider such circuits disconnected within (5) five business days of the requested disconnect date.

      6.0   Release of DS-3 Facilities

When Buyer determines that all SME Customers on a specific DS-3 circuit have been migrated, Buyer will instruct Seller to release the DS-3 facility. While Seller has the option to retain or disconnect any DS-3 facility, Seller will cease billing Buyer for said circuits within (5) five business days (unless the carrier has a longer notification window, in which case, Seller has until such later date) of the later of the requested release date or actual release date.

      7.0   Limitation on Migration of DS-1s

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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           Confidential Treatment Requested by Pac-West Telecomm, Inc

Notwithstanding anything else to the contrary in this Agreement, Seller shall not be obligated to migrate more than 400 DS-1s in any thirty (30) day period ("Migration Cap").

Seller will provide an additional 10% capacity under condition the no In-Flight Orders or Post Closing Orders are being processed during any thirty (30) day period.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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           Confidential Treatment Requested by Pac-West Telecomm, Inc

                                   EXHIBIT 2.7

                              PRE-CLOSING SERVICES

      1.0 Seller will assist Buyer in its development and implementation of the Transition Plan for the migration of SME Customers from Seller's Network Facilities to network facilities owned or provisioned by Buyer.

      2.0   Seller will provide the following additional Pre-Closing Services:

      2.1 Real Estate Services - Moving future Buyer personnel or enhancing space prior to close.

      2.2 Security System - Changes in security system or issuing new security passes.

      2.3 Systems Enhancements - Changes in systems to allow Buyer access to Seller's systems on a segmented basis.

      2.4 Access Permissions - Including but not limited to VPN accounts, System Access and User Administration.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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                                 EXHIBIT 3.1(a)

                       NETWORK MANAGEMENT SERVICES PRICING

      1.0   General Principles

Buyer shall pay Seller the amounts specified in the Pricing Schedule set forth in Section 2.0 for all Network Management Services identified thereunder and performed by Seller under the terms of this Agreement. In addition, Buyer shall reimburse Seller at Seller's cost (such cost to be agreed to by Seller and Buyer (Buyer's agreement not to be unreasonably withheld)) for all Network Management Services not specifically identified in the Pricing Schedules set forth in
Section 2.0 but performed by Seller under the terms of this Agreement.

      2.0   Pricing Schedule*

                             DESCRIPTION OF SERVICE                    PRICE PER MONTH
                             ----------------------                    ---------------
NETWORK CAPACITY                                                  Seller's Time and Material at
    -  Network capacity will be executed and tracked as a        Cost pursuant to Buyer's prior
       project with required approval from Buyer.                written approval (such cost to
    -  Project estimates are non-binding.                          be agreed to by Seller and
    -  Resources must track their time and submit project          Buyer (Buyer's agreement not
       timesheet on a weekly basis.                               to be unreasonably withheld))

PRICING BASE ON NUMBER OF DS-1s AT 1ST OF THE MONTH
    -  Greater than 2500 DS-1s                                                [**]
    -  Less than or equal to 2500, but greater than 2000 DS-1s                [**]
    -  Less than  or equal to 2000, but greater than 1500 DS-1s               [**]
    -  Less than or equal to 1500, but greater than 1000 DS-1s                [**]
    -  Less than or equal to 1000 DS-1s                                       [**]

NETWORK MONITORING (NOC)                                                    Included
    -  Monitor network circuits and equipment and respond to
       alarms.

TIER III (NIT)                                                              Included
    -  Provide appropriate support to Tier II (SSC), NOC and
       other organizations to resolve customer and network
       related issues.

ENGINEERING AND PLANNING                                                    Included
    -   Maintain Network capacity, support LERG changes,
        manage network trunking, support groom activity.

CENTRAL OFFICE                                                              Included
   -    Maintain CO equipment, support repair, provisioning
        and migration activity.

* The prices listed in the Pricing Schedule under the column entitled "Price Per Month" represent the maximum dollar amount that Buyer will pay for services listed in the column entitled "Description of Services." Any fixed amounts set forth in the Pricing Schedule shall be pro-rated in the first calendar month of the Transition Period for the actual number of days in such month Transition Services are provided.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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      3.0   Reconciliation Process

Buyer and Seller will agree, in writing, upon the number of SME Customer DS-1 circuits in Seller's network facilities on the last calendar day of month. That number will be used to verify the above costs for the next calendar month.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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                                 EXHIBIT 3.1(b)

                CUSTOMER SERVICES AND MIGRATION SERVICES PRICING

      1.0   General Principles

Buyer shall pay Seller the amounts specified in the Pricing Schedule set forth in Section 2.0 for all Customer Services and Migration Services identified thereunder and performed by Seller under the terms of this Agreement. In addition, Buyer shall reimburse Seller at Seller's cost (such cost to be agreed to by Seller and Buyer (Buyer's agreement not to be unreasonably withheld)) for all Customer Services and Migration Services not specifically identified in the Pricing Schedules set forth in Section 2.0 but performed by Seller under the terms of this Agreement.

      2.0   Pricing Schedule*

                            DESCRIPTION OF SERVICE                 PRICE PER MONTH
                            ----------------------                 ---------------
REPAIR/CARE

      -    Greater than 2500 T1s                                        [**]

      -    Less than or equal to 2500, but greater than 2000 T1s        [**]
      Less than or equal to 2000, but greater than 1500 T1s             [**]

      -    Less than or equal to 1500, but greater than 1000 T1s        [**]
      Less than or equal to 1000 T1s                                    [**]

      Volumes exceeding 15% of forecast                                 [**]

PROVISIONING/MIGRATION

      First 4 months of Transition Period                               [**]
                                                                        [**]

      Month 5 and beyond:

           Greater of Migration Services forecast** or the number       [**]
           of migration orders (Migration Services) actually
           performed rounded up to the nearest 10.                      [**]

* The prices listed in the Pricing Schedule under the column entitled "Price Per Month" represent the maximum dollar amount that Buyer will pay for services listed in the column entitled "Description of Services." Any fixed amounts set forth in the Pricing Schedule shall be pro-rated in the first calendar month of the Transition Period for the actual number of days in such month Transition Services are provided.

** Migration Services Forecast can be decreased every month, but cannot be increased.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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                                 EXHIBIT 3.1(c)

                         IT AND BILLING SERVICES PRICING

      1.0   General Principles

Buyer shall pay Seller the amounts specified in the Pricing Schedule set forth in Section 2.0 for all IT and Billing Services identified thereunder and performed by Seller under the terms of this Agreement. In addition, Buyer shall reimburse Seller at Seller's cost (such cost to be agreed to by Seller and Buyer (Buyer's agreement not to be unreasonably withheld)) for all IT and Billing Services not specifically identified in the Pricing Schedules set forth in
Section 2.0 but performed by Seller under the terms of this Agreement.

      2.0   Pricing Schedule

     DESCRIPTION OF SERVICE                              PRICE PER MONTH
IT SERVICES AND SUPPORT FOR         Included
DATA MIGRATED AT CLOSE
BUYER ACCESS                        Communications portion is included in Real Estate (Exhibit
                                    3.1(e)) and system modification portion is included in
                                    Miscellaneous Support (see below)

INTERIM BILLING PERIOD              Included
Usage File Processing               -  Greater than 2500 DS-1s-[**]/month
     Automated Usage Feed           -  Less than  or equal to 2500, greater than 2000 DS-1s -
     Error Processing                  [**]/month
     Usage Inquiries                -  Less than  or equal to 2000, greater than 1500 DS-1s -
                                       [**]/month
                                    -  Less than  or equal to 1500, greater than 1000 DS-1s -
                                       [**]/month
                                    -  Less than  or equal to 1000, greater than 500 DS-1s -
                                       [**]/month
                                    -  Less than or equal to 500 DS-1s - [**]/month

BILLING SUPPORT                     [**]/month
      Bill Cycle
      Bill Cycle Quality Assurance  Based on the assumption of:
      Special Processing            -  1 FTE required to manage data feeds between systems (Prep function)
                                    -  1 FTE from the IT organization to support the process
                                    -  3 FTE required to perform the QA function
                                    -  3 FTE required to perform bill production (apply credits, memos, and run billing cycle, Special processing)

CARRIER BILLING                     Carrier Billing Costs are to be determined by Seller and Buyer in

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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           Confidential Treatment Requested by Pac-West Telecomm, Inc

                                    accordance with Exhibit 2.3 and Section 2.2. Once costs are determined, the monthly cost will be calculated based on the following formula:

                                    Carrier Billing Costs (DS-1 Remaining/Total DS-1 at Close)

BILLING SUPPORT                     Print and Mail is billed at Cost (estimate is $14K/month)
       Print and Mail

PAYMENT MANAGEMENT
-          Month One                [**]
-          Month Two                [**]
-          Month Three              [**]
-          Months Four and beyond   [**]

REPORTS                             As requested. Refer to Exhibit 3.1(g) for pricing list.

MISCELLANEOUS SUPPORT               Seller's Time and Material at Cost pursuant to Buyer's prior
Conversion Support                  written approval (such cost to be agreed to by Seller and Buyer
                                    (Buyer's agreement not to be unreasonably withheld))

                                    (The parties acknowledge that the current estimate for planning purposes is approximately [**] to prepare various systems in support of the Transition Services Agreement and provide billing system conversion support.)

MISCELLANEOUS SUPPORT               [**]/ticket (MSR).
Help Desk Support
                                    Estimate 2 tickets per day in the first 2 months. After this initial period, we estimate 2 per week.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

                                       47
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                                 EXHIBIT 3.1(d)

                        NETWORK RELATED SERVICES PRICING

1.0 General Principles

1.1 Buyer shall reimburse Seller for all Network Related Services as Seller's cost. In addition, Buyer shall pay Seller a monthly administrative fee in respect of Network Related Services equal to [**]/month with a maximum total of [**]. In addition, Buyer shall reimburse Seller at Seller's cost for all Network Related Services performed by Seller under the terms of this Agreement.

1.2 When determining Seller's costs for Network Related Services, the parties agree that the amount of carrier switched access and reciprocal compensation revenue allocable to SME Customers in respect of a period within the Transition Period shall be applied as a credit. The formula used to determine the revenue shall be equal to [**].

1.3 The parties agree that all termination liabilities associated with any DS-3 in service of SME Customers added to Seller's network facilities on or following the Closing Date (a "Post-Closing DS-3") shall be the responsibility of Buyer provided that Seller has received prior written approval from Buyer (at Buyer's sole and absolute discretion) to add such a DS-3 to Seller's network facilities.

1.4 The parties agree that Seller's costs in respect of any Pre-Closing SME DS-3 or Post-closing SME DS-3 with a network segment riding on Pac-West's IRU (Qwest OC-48 network) shall be fixed monthly cost of at [**] per DS-3.

1.5 Seller shall be responsible for reconciling and filing disputes associated with any of these services. On a monthly basis, Seller shall provide Buyer an inventory list for the Network Related Services for the purpose of reconciliation. The inventory list should include vendor, circuit id, monthly recurring cost, non-recurring cost, billing account number ("BAN"), and customer name. Seller shall provide the report after all the monthly invoices for the given month have been reconciled.

1.6 For usage related costs, Seller will provide supporting usage data. This data will include cost such as Local (zone 1, 2, 3), IntraLata toll, IntraState toll, InterState toll, International, all 8XX traffic, DA, reciprocal compensation, calling card, and IXC terminating (CABS billing). Seller will provide Buyer with the supporting usage data.

1.7 After the Closing, Seller shall provide Buyer with a current SME Business related dispute report by vendor, BAN, dollar amount paid or withheld with respect to such dispute, whether it is a non-recurring or recurring amount, and the reason for dispute on any Services. Seller shall maintain the report and update accordingly, as disputes are resolved. Seller will provide this report to Buyer monthly along with the inventory list. To the extent Seller has withheld payment of any amounts invoiced by any vendor or carrier with respect to Network Related Services provided during the Transition Period,

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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such withheld amounts will reduce dollar-for-dollar the amount payable by Buyer in respect of such Network Related Services pursuant to Section 3.1(a) of this Agreement; provided, however, if Seller subsequently makes payment of all or any portion of such withheld amounts, Seller shall be entitled to include the full amount of such payment in the amounts payable by Buyer pursuant to Section 3.1(a). Seller retains rights to any credits obtained for disputes for services provided prior to the Closing Date, whether discovered before or after the Closing Date.

1.8 Seller and Buyer will work collectively to determine a blended rate associated with each of the following usage types: Local (zone 1, 2, 3), IntraLata toll, IntraState toll (will include allocation of FG-D costs), InterState toll (will include allocation of IXC trunking costs), and all 8XX traffic. The suggested method of calculating the blended per minute rate is taking three months of cost data for each of the categories and divide by the total number of minutes for the same time period. The rates determined will be the blended rate per minute applied moving forward for each of the listed categories. Costs associated with trunking for originating traffic will be recovered in the usage rate associated with such traffic.

1.9 Buyer and Seller have agreed on the methodology for allocating DIA fees because this service supports all Seller's lines of business. The calculation to allocate these costs is taking total DS0 multiplied by 64 kilobits multiplied by allocated cost per meg, $8/meg. (DS0 X 64 X AVG. COST PER MEG)

1.10 Buyer and Seller have agreed upon a methodology for allocating the costs associated DS-3s carrying SME business mixed with Seller's other line of business. The calculation of the number of SME DS-1s will be based on the number of SME DS-1s riding on the DS-3s. For example, if 1 SME DS-1 was riding a DS-3 with Sellers other lines of business the costs would be 1/28th of the cost of the DS-3.

1.11 At Closing, Seller will determine the costs associated with providing services to SME customers using Seller's SONET services. SONET services are used to connect DS-3s to wirecenters. Buyer and Seller have agreed that the associated node charge per DS3 will be 1 over the Closing Date fill rate on the associated SONET terminal time the monthly Ring Fee Charge. (1/(Close Date Fill
Rate)*Ring Fee)

1.12 Buyer and Seller will collectively determine how CNAM/LIDB and LNP query charges will be allocated for the SME line of business.

2.0 Reconciliation Process

2.1 Before or upon Closing, Seller shall provide Buyer, via commercially reasonable efforts, a SME Circuit Inventory, which will constitute the circuit inventory purchased/baseline including mileage. Because of new monthly activity, disconnects and new installs, the circuit inventory will change accordingly.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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2.2 For non-usage related costs, reconciliation will be done monthly against the prior month's inventory list. These costs include services associated with customer end loops, resale POTs, EELS, and DS3DS-3 transport carrying SME Business only.

2.3 Monthly, Seller will provide Buyer a detailed list of all new installs, additions and disconnects, by vendor, along with an updated inventory list. Seller will compare the previous months' inventory to the current month; disconnects/additions/new installs will be subtracted or added accordingly. This process will allow Buyer to keep track of the inventory purchased as well as transport services supporting the SME business.

2.4 For usage related costs, Buyer will reconcile the records received from Seller and determine if the costs are reasonable. These costs will be associated with Local (zone 1, 2, 3), IntraLata toll, IntraLata/IntraState, InterLata/IntraState, InterLata, International, all 8XX traffic, reciprocal compensation, calling card, operator services, and IXC terminating (CABS billing). Seller will reasonably provide Buyer with the supporting usage data.

2.5 Operator Services, Directory Assistance, and Calling Card usage are related to SME Business, and therefore Buyer will pay Sellers costs for these three vendors.

2.6 911-related costs will be applicable to In-Flight Orders.

2.7 Buyer is not responsible for any additional circuit costs incurred as a result of a disconnect request not being completed within the agreed timeframes, unless Buyer is directly responsible for the delay.

2.8 Seller will provide 8XX enhanced feature costs to Buyer by 8XX number, Customer Name, related feature(s), and monthly recurring cost.

2.9 Seller will provide Directory Listing costs by vendor, by customer for the SME Business only.

2.10 Buyer shall be responsible for the monthly billing on IXC terminating traffic until such time as Buyer migrates this traffic.

2.11 For any disputes filed against the Transition Services, Seller shall provide Buyer a monthly dispute report with the following data: Vendor, BAN, dispute amount, reason for dispute, and whether the amount was paid or withheld from payment

2.12 Seller shall be responsible for managing and bringing closure to these disputes within a reasonably timely manner.

2.13 Seller shall maintain and update the reports monthly. As disputes are closed, the report should reflect date resolved or denied, credit amount received, and if denied, the reason for denial.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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2.14 Buyer and Seller shall perform a monthly Circuit Reconciliation Audit and
Buyer to Seller Network Related Services Billing Review.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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                                 EXHIBIT 3.1(e)

                          REAL ESTATE SERVICES PRICING

      1.0   General Principles

Buyer shall pay Seller the amounts specified in the Pricing Schedule set forth in Section 2.0 for all Real Estate Services identified thereunder and performed by Seller under the terms of this Agreement. In addition, Buyer shall reimburse Seller at Seller's cost (such cost to be agreed to by Seller and Buyer (Buyer's agreement not to be unreasonably withheld)) for all Real Estate Services not specifically identified in the Pricing Schedules set forth in Section 2.0 but performed by Seller under the terms of this Agreement.

      2.0   Pricing Schedule

   DESCRIPTION OF SERVICE                           PRICE PER MONTH
   ----------------------                           ---------------
REAL ESTATE                    At cost by location

DATA NETWORK (DATA ADVANTAGE)  At cost by location through Transition Period At market rates after the Transition Period

VOICE SERVICES (FBDT)          At cost by location through Transition Period At market
                               rates after the Transition Period

      3.0   Reconciliation Process

      3.1 Real Estate costs will match with each lease/sublease or other arrangement document.

      3.2   Voice and Data Network services cost will match services contract.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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                                 EXHIBIT 3.1(f)

                          PRE-CLOSING SERVICES PRICING

      1.0   General Principles

Buyer shall pay Seller the amounts specified in the Pricing Schedule set forth in Section 2.0 for all Pre-Closing Services identified thereunder and performed by Seller under the terms of this Agreement. In addition, Buyer shall reimburse Seller at Seller's cost (such cost to be agreed to by Seller and Buyer (Buyer's agreement not to be unreasonably withheld)) for all Pre-Closing Services not specifically identified in the Pricing Schedules set forth in Section 2.0 but performed by Seller under the terms of this Agreement.

      2.0   Pricing Schedule

All services provided at Time and Material costs.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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                                 EXHIBIT 3.1(g)

                            REPORTS SCHEDULE PRICING

      1.0   General Principles

Buyer shall pay Seller the amounts specified in the Pricing Schedule set forth in Section 2.0 for all Reports delivered by Seller to Buyer under the Agreement. In addition, Buyer shall reimburse Seller at Seller's cost (such cost to be agreed to by Seller and Buyer (Buyer's agreement not to be unreasonably withheld)) for all reports not specifically identified in the Pricing Schedules set forth in Section 2.0 but performed by Seller under the terms of this Agreement.

      2.0   Pricing Schedule

     REFERENCE TO TSA                        DESCRIPTION                               FREQUENCY          COST
-----------------------------  --------------------------------------------  ---------------------------  ----
Fee Floor - Reports                                                                                       [**]

Network Management Services    #1 Initial Circuit List                       Immediate                    [**]

                               #2 COGS Report detailing customer facilities  none                         [**]
                               and costs

                               #3 Service Availability Report                Monthly                      [**]

                               #4 Outage Report                              Per Event or Monthly Report  [**]

                               #5 MOP Report                                 Per Event                    [**]

                               #6 Root Cause Analysis Report                 Per Event                    [**]

Customer Services              #7 Pending Orders Report                      Weekly                       [**]

                               #8 Service Turn Up Report (STUD) Report       Weekly                       [**]

                               #9 Complete Orders Report (Gone to Billing)   Weekly                       [**]

                               #10 Accounts Receivable Aging Report          Daily                        [**]

IT and Billing Services        #11 SME CABS and Recip. Comp. Data Feed with  Immediate & Weekly           [**]
                               General Ledger Information

                               #12 PDF SME Customer Records from Billing     Close of Bill Cycle          [**]
                               system

Network Related Services       #13 COGS Payment Report For SME Related       Monthly                      [**]
                               Network Inventory Costs

                               #14 Fraud Report for SME Events               Per Event                    [**]

                               #15 SME Vendor Disputes Report                Monthly                      [**]

                               #16 Buyer Seller Dispute Report               Monthly                      [**]

                               #17 SME Usage Related Costs Report            Close of Bill Cycle          [**]

                               #18 FBDT & DDTS Traffic Report                Weekly                       [**]

Migration Services             NA                                            NA                           [**]

Real Estate Services           NA                                            NA                           [**]

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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           Confidential Treatment Requested by Pac-West Telecomm, Inc

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

                                       55

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                                 EXHIBIT 3.1(h)

                             SERVICE LEVEL AGREEMENT

      1.0   General Principles

Except as otherwise provided below, Seller agrees that Buyer shall be entitled to the discount to the pricing established in Exhibits 3.1(a) through (e) for the Transition Services, in each case, identified in the table set forth in
Section 3.0 below in connection with actual performance results by Seller that fail to meet the performance objectives set forth opposite each such Transition Services in the table set forth in Section 3.0 below.

Notwithstanding the foregoing, Buyer shall not be entitled to any discount in accordance with this Service Level Agreement to the extent Seller's failure to meet a performance objective in the table set forth in Section 3.0 below is primarily as a result of inadequate provisioning, planning or preparation by Seller where such provisioning, planning or preparation was generally consistent with the provisioning, planning or preparation set forth in, or required by, the Forecast Report, the Transition Plan or the Migration Plan, or otherwise agreed or consented to or otherwise acknowledged as appropriate by Buyer. In addition, if Buyer is the primary cause of Seller not meeting a Service Level Commitment in an specific area than no discount will apply for that area during such period.

During the Transition Period, the table set forth in Section 3.0 shall be utilized using the Standard Percent Discount per Area. Notwithstanding the foregoing, if Seller assigns any of its rights, interest or obligations under this Agreement or any substantial portion of the obligations under this Agreement are subcontracted, in each case, to a Direct Competitor, Buyer shall be entitled to the discount to the pricing established in Exhibits 3.1(a) through (c) for the Transition Services, in each case, identified in the table set forth in Section 3.0 using the Assigned Percent Discount per Area.

Buyer shall not be entitled to a discount to the pricing established in Exhibits 3.1(a) through (e) under the Service Level Agreement until completion of the first full calendar month following Closing. During the calendar month immediately following such month, Buyer shall be entitled to a discount to the pricing established in Exhibits 3.1(a) through (e), to the extent Seller's performance provides such right, only in the amount of 50% of the amount otherwise determined under the Service Level Agreement. Thereafter, Buyer shall be entitled to a discount to the pricing established in Exhibits 3.1(a) through
(e), to the extent Seller's performance provides such right, at the full amount determined under the Service Level Agreement.

      2.0   Update Prior to Closing.

Buyer and Seller shall review the Quality Survey metric prior to Closing and Seller shall have the right to remove the metric from the Service Level Agreement prior to Closing. In the event Seller agrees to retain the Quality Survey metric, the Quality Survey metric shall have a fixed weight of 10%.

Immediately prior to Closing, after providing prior written notice thereof to Seller, Buyer shall in good faith set the values under the column headed "Weight" in the Service Level Agreement.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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      3.0   Service Level Agreement

Capitalized terms used in this Service Level Agreement are defined in Section
4.0. As a general matter, the applicable discount to the pricing established in Exhibits 3.1(a) through (e), which Buyer could be entitled to under the Service Level Agreement, is determined by multiplying the weight by the Percent Discount per Area applicable to a particular service item and performance threshold.

                            SERVICE LEVEL AGREEMENT

                                                           SERVICE
                                 PERCENT DISCOUNT PER       LEVEL          REQUIREMENT
       AREA          WEIGHT              AREA               FLOOR          OR COMMENT
-------------------  ------  ----------------------------  --------  ----------------------
     STANDARD                   10%      20%        30%
     ASSIGNED                   10%      30%        60%

NETWORK MANAGEMENT

     Svc Avail        100%     <97%     <95%       <90%      <75%
     OOS > 5 Days      NA       NA       NA         NA               $500/T1

CUSTOMER SERVICE                                                     Subject to with
AND MIGRATION                                                        forecast by 15%
     MTTR OOS          20%     <60%     <50%       <40%      <20%    Min 10 MSRs
     < 4 hours
     MTTR SA           10%   >50 hrs   >60 hrs   >70 hrs             Min 20 MSRs

     MACD -            10%     <85%     <75%       <60%              Min 10 orders
     Provisioning                                                    OES and MSR activity
     Activity                                                        only
                                                                     Excludes
     % less than 3                                                   augments
     days                                                            requiring T1s Bus days

     MACD -            10%     <85%     <75%       <60%
     Network
     Database
     Service

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

                                       57

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                            SERVICE LEVEL AGREEMENT

                                                             SERVICE
                                 PERCENT DISCOUNT PER         LEVEL            REQUIREMENT
       AREA          WEIGHT             AREA                  FLOOR           OR COMMENT
-------------------  ------  ----------------------------    --------   ----------------------
     % less than 5
     days

     Quality Survey    10%     < N%     < N-2%     < N-5%               Establish 2 month
                                                                        average as base,
                                                                        subtract 3% for N.

MIGRATION                                                               Subject to Migration Cap

     LSR/Records       20%   > N days > N+1 days > N+2 days             Establish 3 month
                                                                        average as base, add
                                                                        10% for N, Bus Days

     LNP Port On       20%    > 2%      > 3%      > 4%        > 20%     Migrations rescheduled
     Time                                                               due to LNP not released

IT/BILLING

Bill Production        30%    5 days   6 days    > 7 days    > 15 days  Bus Days
Special Processing     10%    3 days   4 days    > 5 days               Bus Days
CRBI                   30%    > 2.5     > 3      > 4                    Min 10 MSRs
Billing fixes          30     < 75%    < 65%     < 55%                  Min 10 MSRs
applied within
cycle

      4.0   Service Level Agreement Definitions

All definitions are intended to be consistent with Seller's measures in place, where they already exist, prior to close.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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"Svc Avail" is the Service Availability percentage, as defined as the total number minutes of outage event time, divided by the total number of minutes in the month. Only outage events impacting ten (10) or more T1s and/or any SME related DS3s are used in this metric.

"OOS > 5 days" is the Out Of Service greater than 5 business days, as defined as a SME Customer location that is out of service (total service impairment) for greater than five (5) business days.

"MTTR OOS" is the percentage Out Of Service tickets (MSRs) that are repaired within 4 hours. This MTTR metric is measured from the time the ticket (MSR) is opened to when the ticket is assigned a "Fixed" status.

"MTTR SA" is the average repair time for Mean Time to Repair for a Service Affecting ticket (MSR). This MTTR metric is measured from the time the ticket
(MSR) is opened to when the ticket is assigned a "Fixed" status.

"MACD Activity" is the average interval time for Moves, Adds, Changes, and Delete orders. This metric is measured from the time an order (OES) step is opened to when the appropriate step is assigned a "Complete" status. Seller and Buyer will need to determine the appropriate step(s)/subflow(s) to measure in each process flow.

"Quality Survey" is the percent of customer surveys with a response grade of "very satisfied," "satisfied" and "neither dissatisfied or satisfied".

"LSR/Records" will be measure the interval from the time the appropriate step is opened in OES until the associated step is closed.

"LNP Port on Time" will measure the successful release of LNP numbers to allow a migration to complete on schedule.

"Bill Production" will measure the number of business days from the scheduled start of a billing cycle until the appropriate files are delivered to the Bill/Print vendor.

"Special Processing" will measure the number of business days from the completion of a Bill Production cycle until all post cycle activity for special processing is completed.

"CRBI" will measure the number of Customer Reported Billing Inquiries per 100 bills produced during a calendar month.

"Billing Fixes applied within cycle" will measure the percent of credit/bill corrections deployed on the next customer's bill.

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

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           Confidential Treatment Requested by Pac-West Telecomm, Inc

                                 EXHIBIT 9.5(c)

MCI, AT&T and SPRINT

   Confidential Information Redacted and Filed Separately with the Commission.
                       Omitted Portions Indicated by [**].

                                       60